                                      EXHIBIT 10


- -----------------------------------------------------------------------------
- -----------------------------------------------------------------------------



                     SECOND AMENDED AND RESTATED CREDIT AGREEMENT





                                     $100,000,000





                                MICHAELS STORES, INC.





                            NATIONSBANK OF TEXAS, N.A., AS
                                ADMINISTRATIVE LENDER

                                         AND



                             BANK OF AMERICA ILLINOIS, AS
                                       CO-AGENT

                                    JUNE 20, 1996




- -----------------------------------------------------------------------------
- -----------------------------------------------------------------------------

                                     $100,000,000
                                MICHAELS STORES, INC.

                                  TABLE OF CONTENTS

                                      ARTICLE I

                                 DEFINITION OF TERMS

Section 1.01  CERTAIN DEFINITIONS. . . . . . . . . . . . . . . . . . . . .   1
Section 1.02  ACCOUNTING TERMS AND OTHER DETERMINATIONS. . . . . . . . . .  19

                                      ARTICLE II

                                    REVOLVING LOAN

Section 2.01  COMMITMENT FOR REVOLVING LOAN. . . . . . . . . . . . . . . .  20
Section 2.02  NOTES. . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Section 2.03  EXPIRATION OF COMMITMENT TO LEND UNDER THE LOAN. . . . . . .  20
Section 2.04  REQUEST FOR ADVANCES . . . . . . . . . . . . . . . . . . . .  20
Section 2.05  USE OF PROCEEDS OF THE ADVANCES. . . . . . . . . . . . . . .  21
Section 2.06  BORROWING BASE AND BORROWING BASE REPORT . . . . . . . . . .  21
Section 2.07  COMMITMENT FEE . . . . . . . . . . . . . . . . . . . . . . .  21
Section 2.08  ADDITIONAL FEES. . . . . . . . . . . . . . . . . . . . . . .  21
Section 2.09  REDUCTION/TERMINATION OF COMMITMENT. . . . . . . . . . . . .  22
Section 2.10  MANDATORY REPAYMENTS . . . . . . . . . . . . . . . . . . . .  23
Section 2.11  INTEREST . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Section 2.12  POST-DEFAULT RATE. . . . . . . . . . . . . . . . . . . . . .  23
Section 2.13  PAYMENTS ON NON-BUSINESS DAYS. . . . . . . . . . . . . . . .  23
Section 2.14  OPTIONAL PREPAYMENTS . . . . . . . . . . . . . . . . . . . .  24
Section 2.15  MANDATORY PREPAYMENT . . . . . . . . . . . . . . . . . . . .  24
Section 2.16  MANNER AND PLACE OF PAYMENTS AND PREPAYMENTS . . . . . . . .  24
Section 2.17  COMPUTATION OF INTEREST. . . . . . . . . . . . . . . . . . .  24
Section 2.18  INTEREST RECAPTURE . . . . . . . . . . . . . . . . . . . . .  25
Section 2.19  INDEMNITY PROVISIONS . . . . . . . . . . . . . . . . . . . .  25
Section 2.20  LIMITATION ON EURODOLLAR RATE BORROWINGS . . . . . . . . . .  25
Section 2.21  DETERMINATION OF INTEREST RATES. . . . . . . . . . . . . . .  26
Section 2.22  CONTINUATION/CONVERSION. . . . . . . . . . . . . . . . . . .  26
Section 2.23  EFFECT OF FAILURE TO GIVE NOTICE . . . . . . . . . . . . . .  27
Section 2.24  CAPITAL ADEQUACY . . . . . . . . . . . . . . . . . . . . . .  27
Section 2.25  SHARING OF PAYMENTS. . . . . . . . . . . . . . . . . . . . .  27
Section 2.26  NON-RECEIPT OF FUNDS BY ADMINISTRATIVE LENDER. . . . . . . .  28
Section 2.27  CALCULATION OF RATES . . . . . . . . . . . . . . . . . . . .  28
Section 2.28  BOOKING ADVANCES . . . . . . . . . . . . . . . . . . . . . .  28
Section 2.29  QUOTATION OF RATES . . . . . . . . . . . . . . . . . . . . .  28
Section 2.30  REPLACEMENT BY COMPANY OF A LENDER . . . . . . . . . . . . .  29

                                     ARTICLE III

                                  LETTERS OF CREDIT

Section 3.01  LETTER OF CREDIT COMMITMENT. . . . . . . . . . . . . . . . .  30
Section 3.02  APPLICATION FOR AND ISSUANCE OF COMMERCIAL LETTERS OF
              CREDIT AND STAND-BY LETTERS OF CREDIT. . . . . . . . . . . .  30
Section 3.03  COMMISSION; PAYMENT OF DRAFTS DRAWN UNDER LETTERS OF
              CREDIT; INCORPORATION OF TERMS OF THE APPLICATIONS . . . . .  31
Section 3.04  REIMBURSEMENT OBLIGATION OF LENDERS. . . . . . . . . . . . .  32
Section 3.05  SHARING OF PAYMENTS. . . . . . . . . . . . . . . . . . . . .  33

Section 3.06  DUTIES OF ADMINISTRATIVE LENDER. . . . . . . . . . . . . . .  33
Section 3.07  LENDERS, GENERALLY . . . . . . . . . . . . . . . . . . . . .  33
Section 3.08  GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . .  33

                                      ARTICLE IV

                                 CONDITIONS PRECEDENT

Section 4.01  CONDITIONS TO THE CLOSING DATE AND THE INITIAL ADVANCE . . .  34
Section 4.02  CONDITIONS PRECEDENT TO EACH ADVANCE . . . . . . . . . . . .  36
Section 4.03  CONDITIONS PRECEDENT TO EACH LETTER OF CREDIT. . . . . . . .  36

                                      ARTICLE V

                            REPRESENTATIONS AND WARRANTIES

Section 5.01  ORGANIZATION, AUTHORITY, AND QUALIFICATION . . . . . . . . .  37
Section 5.02  FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . .  38
Section 5.03  DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . . . .  38
Section 5.04  AUTHORIZATION AND COMPLIANCE WITH LAWS; MATERIAL
              AGREEMENTS; ENFORCEABILITY . . . . . . . . . . . . . . . . .  38
Section 5.05  LITIGATION AND JUDGMENTS . . . . . . . . . . . . . . . . . .  39
Section 5.06  OWNERSHIP OF PROPERTIES; LIENS . . . . . . . . . . . . . . .  39
Section 5.07  USE OF PROCEEDS; MARGIN SECURITIES . . . . . . . . . . . . .  39
Section 5.08  TAXES. . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
Section 5.09  NO APPROVALS REQUIRED, SEC FILINGS . . . . . . . . . . . . .  39
Section 5.10  ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
Section 5.11  LANDLORD'S LIENS . . . . . . . . . . . . . . . . . . . . . .  40
Section 5.12  SUBSIDIARIES . . . . . . . . . . . . . . . . . . . . . . . .  40
Section 5.13  SUBORDINATED DEBT. . . . . . . . . . . . . . . . . . . . . .  40

                                      ARTICLE VI

                                AFFIRMATIVE COVENANTS

Section 6.01  REPORTING REQUIREMENTS . . . . . . . . . . . . . . . . . . .  40
Section 6.02  PERFORMANCE OF OBLIGATIONS . . . . . . . . . . . . . . . . .  42
Section 6.03  PRESERVATION OF EXISTENCE AND FRANCHISES AND
              CONDUCT OF BUSINESS. . . . . . . . . . . . . . . . . . . . .  43
Section 6.04  MAINTENANCE OF PROPERTIES. . . . . . . . . . . . . . . . . .  43
Section 6.05  PAYMENT OF TAXES AND OTHER CHARGES . . . . . . . . . . . . .  43
Section 6.06  INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . .  43
Section 6.07  MAINTENANCE OF BOOKS AND RECORDS . . . . . . . . . . . . . .  44
Section 6.08  INSPECTION OF PROPERTIES, BOOKS AND RECORDS. . . . . . . . .  44
Section 6.09  COMPLIANCE WITH LAW. . . . . . . . . . . . . . . . . . . . .  44
Section 6.10  EXPENSES AND LEGAL FEES. . . . . . . . . . . . . . . . . . .  44
Section 6.11  COMPLIANCE WITH ERISA. . . . . . . . . . . . . . . . . . . .  45
Section 6.12  FURTHER ASSURANCES . . . . . . . . . . . . . . . . . . . . .  45
Section 6.13  SYNDICATION. . . . . . . . . . . . . . . . . . . . . . . . .  45
Section 6.14  SUBORDINATED DEBT AND SENIOR NOTES . . . . . . . . . . . . .  45
Section 6.15  GUARANTIES OF THE SUBSIDIARIES . . . . . . . . . . . . . . .  46

                                     ARTICLE VII

                                  NEGATIVE COVENANTS

Section 7.01  FINANCIAL COVENANTS. . . . . . . . . . . . . . . . . . . . .  47
Section 7.02  ADDITIONAL DEBT. . . . . . . . . . . . . . . . . . . . . . .  48

Section 7.03  PERMITTED LIENS. . . . . . . . . . . . . . . . . . . . . . .  49
Section 7.04  CASH DIVIDENDS, REDEMPTION, AND RESTRICTED PAYMENTS. . . . .  50
Section 7.05  MERGERS, SALES OF ASSETS AND DISSOLUTIONS. . . . . . . . . .  50
Section 7.06  CHANGES IN BUSINESS. . . . . . . . . . . . . . . . . . . . .  52
Section 7.07  SUBSIDIARIES . . . . . . . . . . . . . . . . . . . . . . . .  52
Section 7.08  SUBORDINATED DEBT. . . . . . . . . . . . . . . . . . . . . .  53
Section 7.09  INVESTMENTS AND ACQUISITIONS . . . . . . . . . . . . . . . .  53
Section 7.10  BORROWING BASE . . . . . . . . . . . . . . . . . . . . . . .  54
Section 7.11  AMENDMENT TO MATERIAL AGREEMENTS . . . . . . . . . . . . . .  54
Section 7.12  SALE AND LEASEBACK . . . . . . . . . . . . . . . . . . . . .  55
Section 7.13  TRANSACTIONS WITH AFFILIATES . . . . . . . . . . . . . . . .  55
Section 7.14  FINANCIAL OR COVENANT COMPLIANCE . . . . . . . . . . . . . .  55

                                     ARTICLE VIII

                                       DEFAULT

Section 8.01  EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . . .  55
Section 8.02  REMEDIES UPON DEFAULT. . . . . . . . . . . . . . . . . . . .  59
Section 8.03  WAIVERS. . . . . . . . . . . . . . . . . . . . . . . . . . .  60
Section 8.04  PERFORMANCE BY ADMINISTRATIVE LENDER . . . . . . . . . . . .  60
Section 8.05  LENDERS NOT IN CONTROL . . . . . . . . . . . . . . . . . . .  60
Section 8.06  CUMULATIVE RIGHTS. . . . . . . . . . . . . . . . . . . . . .  61
Section 8.07  EXPENDITURES BY LENDERS. . . . . . . . . . . . . . . . . . .  61

                                      ARTICLE IX

                               AGREEMENT AMONG LENDERS

Section 9.01  AGREEMENT AMONG LENDERS. . . . . . . . . . . . . . . . . . .  61
Section 9.02  LENDER CREDIT DECISION . . . . . . . . . . . . . . . . . . .  63
Section 9.03  BENEFITS OF ARTICLE. . . . . . . . . . . . . . . . . . . . .  64

                                      ARTICLE X

                                    MISCELLANEOUS

Section 10.01 NO ORAL MODIFICATIONS. . . . . . . . . . . . . . . . . . . .  64
Section 10.02 BENEFIT; ASSIGNMENTS AND PARTICIPATIONS. . . . . . . . . . .  64
Section 10.03 SURVIVAL OF REPRESENTATIONS AND WARRANTIES . . . . . . . . .  66
Section 10.04 NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . .  66
Section 10.05 APPLICABLE LAW . . . . . . . . . . . . . . . . . . . . . . .  67
Section 10.06 SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . . .  68
Section 10.07 NON-APPLICATION OF CHAPTER 15 OF TEXAS CREDIT CODE . . . . .  68
Section 10.08 EXCEPTIONS TO COVENANTS. . . . . . . . . . . . . . . . . . .  68
Section 10.09 INDEMNITY. . . . . . . . . . . . . . . . . . . . . . . . . .  68
Section 10.10 AMENDMENT. . . . . . . . . . . . . . . . . . . . . . . . . .  69
Section 10.11 WAIVER OF TRIAL BY JURY. . . . . . . . . . . . . . . . . . .  70
Section 10.12 COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . .  70
Section 10.13 ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . . . . . .  70
Section 10.14 SURVIVAL AND APPLICATION OF REPRESENTATIONS AND WARRANTIES .  70
Section 10.15 RATE PROVISION . . . . . . . . . . . . . . . . . . . . . . .  71
Section 10.16 AMENDMENT, RESTATEMENT AND RENEWAL . . . . . . . . . . . . .  71

                                      SCHEDULES

    Schedule 1.01       Stock Option Plans
    Schedule 4.01       Offices Where UCC-11 Searches Were Conducted
    Schedule 5.01       Subsidiaries and Capital Structure
    Schedule 5.05       Litigation
    Schedule 5.06       Liens
    Schedule 5.11       Disclosure of Landlord Actions
    Schedule 7.02       Existing Debt
    Schedule 7.09(a) Limitations on Investments in Publicly Traded Debt and Equities


                                       EXHIBITS

    Exhibit A           Note Form
    Exhibit B           Notice of Borrowing/Conversion
    Exhibit C           Borrowing Base Report
    Exhibit D           Guaranties
    Exhibit E           Loan Compliance Certificate
    Exhibit F           Assignment and Acceptance Agreement

                                MICHAELS STORES, INC.

                                     $100,000,000

                     SECOND AMENDED AND RESTATED CREDIT AGREEMENT


    THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT (the "Agreement") is entered into effective as of June 20, 1996 among MICHAELS STORES, INC., a Delaware corporation ("Company"), NationsBank of Texas, N.A., as Administrative Lender (as defined below), Bank of America Illinois, as Co-Agent and Lenders (as defined below).

                                       RECITALS

    WHEREAS, Company requested a revolving credit facility of up to $100,000,000, (including a letter of credit facility of up to $25,000,000);

    WHEREAS, Company and Administrative Lender entered into that certain First Amended and Restated Credit Agreement, dated as of June 18, 1994 (as amended, the "Original Credit Agreement");

    WHEREAS, Company and Administrative Lender desire to make certain changes to the Original Credit Agreement and add certain financial institutions as Lenders hereunder; and

    WHEREAS, such financial institutions are willing to become a party to this Agreement;

    NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms of all the Loan Papers (as hereinafter defined) Company, Lenders and Administrative Lender agree as follows:


                                      ARTICLE I

                                 DEFINITION OF TERMS

    Section 1.01 CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the respective meanings indicated below (such meanings to be applicable equally to both the singular and plural forms of such terms):

    "ACCOUNTS PAYABLE" means trade payables owed by Company and its Subsidiaries in connection with the acquisition of inventory by Company and its Subsidiaries.

    "ACQUISITION" means any acquisition of all or substantially all the assets of any Person, or all or a majority of the voting stock or Capital Stock of any Person.

    "ADMINISTRATIVE LENDER" means NationsBank of Texas, N.A. or such other successor Administrative Lender determined in accordance with the provisions of
Section 9.01(b) hereof.

    "ADVANCE" or "ADVANCES" means the disbursement or disbursements of a sum or sums loaned by Lenders to Company pursuant to Article II of this Agreement.

    "AFFILIATE" means a Person that directly, or indirectly through one or more intermediaries, Controls, or is Controlled By or is Under Common Control with any other Person.

    "APPLICABLE LAW" means (i) all provisions of constitutions, statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to any such Person, and all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party, including, without limitation, Applicable Environmental Laws, and (ii) in respect of contracts made or performed in the State of Texas, "Applicable Law" also means the laws of the United States of America, including, without limiting the foregoing, 12 USC Sections 85 and 86(a), as amended to the date hereof and as the same may be amended at any time and from time to time hereafter, and any other statute of the United States of America now or at any time hereafter prescribing the maximum rates of interest on loans and extensions of credit, and the laws of the State of Texas, including, without limitation, Articles 5069-1.04 and 5069-1.07(a), Title 79, Revised Civil Statutes of Texas, 1925, as amended ("Art. 1.04"), and any other statute of the State of Texas now or at any time hereafter prescribing maximum rates of interest on loans and extensions of credit, provided however, that pursuant to Article 5069-15.10(b), Title 79, Revised Civil Statutes of Texas, 1925, as amended, Company agrees that the provisions of Chapter 15, Title 79, Revised Civil Statutes of Texas, 1925, as amended, shall not apply to the Loan hereunder.

    "APPLICABLE MARGIN" means with respect to (a) Eurodollar Rate Borrowings and Stand-By Letters of Credit, 1.25% per annum, (b) Commercial Letters of Credit, 0.25% per annum, and (c) the Commitment Fee, 0.30% per annum. Notwithstanding the foregoing, commencing on the date the Administrative Lender receives the Company's financial statements required by Section 6.01(a) hereof for the fiscal year ended February 2, 1997, every June 1, September 1, December 1 and March 1 of each year during the term hereof, effective on such date, the Applicable Margin shall be adjusted to reflect the Applicable Margin prescribed by the chart below for the Fixed Charges Coverage Ratio as demonstrated by the most recently delivered Loan Compliance Certificate. The Applicable Margin for each type of Advance, each Letter of Credit and the Commitment Fee shall mean the respective amount set forth below opposite such relevant Fixed Charges Coverage Ratio in Columns A, B and C below, until the first succeeding quarterly date for which the most recently delivered Loan Compliance Certificate demonstrates a change in the Fixed Charges Coverage Ratio to an amount so that another Applicable Margin shall be applied. In order to obtain an adjustment to a lower Applicable Margin, Company must demonstrate to the reasonable satisfaction of Administrative Lender the required applicable Fixed Charges Coverage Ratio.

                                COLUMN A          COLUMN B       COLUMN C
                             Per Annum Rate    Per Annum Rate

                             Eurodollar Rate
                             Borrowings and      Commercial
Fixed Charges                Stand-By Letters    Letters
Coverage Ratio               of Credit           of Credit       Commitment Fee
- --------------               ---------           ---------       --------------
  Less than
  1.55 to 1.00                 1.50%                0.38%            0.35%

  Greater than or equal
  to 1.55 to 1.00 but
  less than
  1.70 to 1.00                 1.25%                0.25%            0.30%

  Greater than or equal
  to 1.70 to 1.00 but
  less than
  1.85 to 1.00                  1.00%               0.25%            0.25%

  Greater than or equal to
  1.85 to 1.00                  0.75%               0.20%            0.20%

    "APPLICATION" means any Application and Agreement for Commercial Letters of Credit, or Letter of Credit Master Agreement, dictating the terms and conditions for computerized requests for Commercial Letters of Credit, in favor of Administrative Lender, in Administrative Lender's standard form for commercial letters of credit, and any stand-by letter of credit application delivered to Administrative Lender for or in connection with any Stand-By Letter of Credit pursuant to Article III hereof, in Administrative Lender's standard form for stand-by letters of credit.

    "ASSET SALE" means any sale, disposition, liquidation, conveyance, swap, lease, exchange or transfer (or any series of any thereof) by Company or any of its Subsidiaries to any Person that is not the Company or one of its wholly-owned Subsidiaries that is a Guarantor, of Capital Stock, an asset or any interest in any thereof, except (a) sales of inventory, goods, products and other assets (including real estate) in the ordinary course of business (including sales of inventory and fixtures to Michaels of Canada, Inc.) and (b) cash sales in connection with the replacement of obsolete equipment in the ordinary course of business.

    "ASSIGNMENT AND ACCEPTANCE AGREEMENT" means any agreement substantially in the form of EXHIBIT F hereto, pursuant to which any Lender assigns any interest in its rights and obligations hereunder (including the Obligation) in accordance with the terms and provisions of Section 10.02 hereof.

    "AUDITOR" means Ernst & Young, or any other nationally recognized accounting firm acceptable to Lenders.

    "AUTHORIZED FINANCIAL OFFICER" means the president, chief financial officer, vice president-finance and business planning, treasurer or assistant treasurer of Company, or such other person from time to time designated in writing by any of the foregoing.

    "AVAILABLE ADVANCE AMOUNT" means, with respect to Company on any date of determination, an amount equal to the lesser of (a) the Commitment minus the sum of (i) the aggregate face amount of all outstanding Letters of Credit on such date plus (ii) all outstanding Advances on such date and (b) the Borrowing Base minus the sum of (i) the aggregate face amount of all outstanding Letters of Credit on such date plus (ii) all outstanding Advances on such date, plus (iii) the aggregate outstanding amount under the Senior Notes.

    "BASE RATE" means a fluctuating rate per annum as shall be in effect from time to time equal to the lesser of (a) the Highest Lawful Rate and (b) the higher of (i) the rate of interest as then in effect announced publicly by NationsBank of Texas, N.A. in Dallas, Texas from time to time as its U.S. dollar prime commercial lending rate (which rate may or may not be the lowest rate of interest charged by NationsBank of Texas, N.A. from time to time) and (ii) the sum of (A) the Federal Funds Rate, plus (B) 0.50%. The Base Rate shall be adjusted automatically as of the opening of business on the effective date of each change in the prime commercial lending rate or Federal Funds Rate, as applicable, to account for such change.

    "BORROWING" means a borrowing consisting of one or more Advances made to
Company at the same time by Lenders under Article II of this Agreement.   A
Borrowing is a "BASE RATE BORROWING" if it bears interest at the Base Rate. A Borrowing is a "EURODOLLAR RATE BORROWING" if it bears interest at the Eurodollar Rate.

    "BORROWING BASE" means, at the time of determination thereof, an amount equal to 55% of Eligible Inventory.

    "BORROWING BASE REPORT" means a report, required to be delivered monthly by Company to each Lender pursuant to Section 2.06 hereof, in the form attached hereto as EXHIBIT C.

    "BORROWING DATE" means a date upon which an Advance is made hereunder.

    "BUSINESS DAY" means (a) with respect to any Base Rate Borrowing, a day on which national banks in Dallas, Texas are open for the conduct of commercial banking business, and (b) with respect to any Eurodollar Rate Borrowing, a day on which business is conducted in the interbank Eurodollar market and on which national banks in Dallas, Texas are open for the conduct of commercial banking business.

    "CAPITAL EXPENDITURES" means capital expenditures, as defined in accordance with GAAP.

    "CAPITAL STOCK" means, as to any Person, the equity interests in such Person, including, without limitation, the shares of each class of capital stock of any Person that is a corporation and partnership interests (general and limited) in any Person that is a partnership.

    "CASH EQUIVALENTS" means

    (a) money market funds that invest only in debt securities (including, without limitation, bankers' acceptances, bearer deposit notes, loan participations, promissory notes and medium-term notes) which have an average maturity of not more than 365 days after the date of purchase and

         (i) for any such investment issued by a financial institution, the issuer (A) maintains a long-term debt rating of at least "BBB" (or its then equivalent) according to Standard & Poor's Ratings Group, a Division of McGraw-Hill, Inc. or a Thompson Bankwatch rating of at least "C" and (B) has a combined capital and surplus and undivided profits of not less than $1,000,000, or any other financial institution if the amount on deposit is fully insured by the Federal Deposit Insurance Corporation, and

         (ii) for any corporate issuer, such investment is rated "P-2" (or its then equivalent) according to Moody's Investors Service, Inc., "A-2" (or its then equivalent) according to Standard & Poor's Ratings Group, a Division of McGraw-Hill, Inc., "F-2" (or its then equivalent) according to Fitch's Investors Service, Inc. or "D-2" (or its then equivalent) according to Duff & Phelps, or a better rating, or, which, if unrated, are determined by the fund to be of comparable quality to debt securities which have such ratings, and

    (b)  investments (directly or through a money market mutual fund) in

         (i) certificates of deposit, repurchase agreements, and other interest bearing deposits or accounts with United States commercial banks having a combined capital and surplus of at least $100,000,000, whose debt obligations have one of the three highest ratings obtainable from Standard & Poor's Ratings Group, a Division of McGraw-Hill, Inc. or Moody's Investors Service, Inc., which certificates, repurchase agreements, deposits, and accounts mature within one year from the date of investment,

         (ii) obligations issued or unconditionally guaranteed by the United States government, or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States government, which obligations mature within one year from the date of investment,

         (iii) direct obligations issued by any state or political subdivision of the United States, which mature within one year from the date of investment and have the highest rating obtainable from Standard & Poor's Ratings Group, a Division of McGraw-Hill, Inc. or Moody's Investors Service, Inc. on the date of investment, and

         (iv) commercial paper which has one of the highest ratings obtainable from Standard & Poor's Ratings Group, a Division of McGraw-Hill, Inc. or Moody's Investors Service, Inc.

    "CHANGE IN CONTROL" means (a)(i) the acquisition of all or substantially all assets of Company by any Person or affiliated group of Persons, or (ii) the acquisition by any person (as "person" is defined in section 13(d) of the Securities Exchange Act of 1934, as amended), in a single transaction or series of transactions, of the beneficial ownership of 50% or more of the outstanding voting stock of Company (other than acquisitions by (A) any Persons or group of Persons acting together, who hold beneficially or of record, in excess of 10% of the outstanding voting stock of Company in the aggregate on the Closing Date, or
(B) any of Sam Wyly, Charles J. Wyly, Jr., any Person under the Control of Sam Wyly or Charles J. Wyly, Jr., any trust established by or for the benefit of Sam Wyly, Charles J. Wyly, Jr. or any of their lineal descendants or any family member of Sam Wyly or Charles J. Wyly, Jr.), or (b) any "Change in Control" as described and set forth in the Subordinated Debt documentation, or (c) any "Change of Control" as defined in the Senior Notes Indenture or in any Senior Note, provided that any acquisition of outstanding voting stock of Company by any Person described in (B) above shall be deemed by the parties hereto to not be included in the definition of "Change of Control" as defined in the Senior Notes Indenture.

    "CLOSING DATE" means the date hereof.

    "CO-AGENT" means Bank of America Illinois.

    "COMMERCIAL LETTERS OF CREDIT" means commercial letters of credit issued by Administrative Lender on behalf of Lenders from time to time at the request of and for the account of Company pursuant to Article III hereof, and all such renewals and extensions thereof.

    "COMMITMENT" means $100,000,000 as such amount may be terminated or reduced in accordance with Section 2.09 hereof from time to time, which such amount includes the Letter of Credit Commitment.

    "COMMITMENT FEE" means that certain per annum fee on the Unused Commitment payable to the Lenders in accordance with Section 2.07 hereof, such fee to be equal to the product of (a) the Applicable Margin in effect (as specified for the Commitment Fee in the definition of "Applicable Margin" herein) times (b) the Unused Commitment.

    "CONTROL" or "CONTROLLED BY" or "UNDER COMMON CONTROL" means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise); provided, however, that in any event any Person which beneficially owns, directly or indirectly, 10% or more (in number or votes) of the securities having ordinary voting power for the election of directors of a corporation shall be conclusively presumed to control such corporation.

    "CURRENCY AGREEMENT" means in respect of a Person, any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

    "CURRENT ASSETS" means, as of the date of any determination thereof, such assets of Company and its Subsidiaries as would be required by GAAP to be included as current assets on the consolidated balance sheet of a corporation conducting a business the same as or similar to that of Company.

    "CURRENT LIABILITIES" means, as of the date of determination thereof, all indebtedness which by its terms is payable on demand or matures not more than one year from the date of determination thereof, fixed sinking fund payments or other prepayments to be made with respect to any indebtedness within one year after the date of determination thereof and all of the items which in accordance with GAAP would be included as current liabilities on the consolidated balance sheet of Company and its Subsidiaries.

    "DEBT" means, with respect to Company and its Subsidiaries, (i) all indebtedness, direct or indirect, whether or not represented by bonds, debentures, notes or other securities, for the repayment of money borrowed, (ii) all deferred indebtedness for the payment of the purchase price of property or assets purchased, (iii) all indebtedness under any lease which, under GAAP, is required to be capitalized for balance sheet purposes (other than Tax Retention Leases), (iv) all guaranties, endorsements, assumptions or other contingent obligations, in respect of, or to purchase or otherwise acquire, indebtedness of others, (v) all contingent obligations (as defined in accordance with GAAP) of any type whatsoever (excluding contingent obligations arising as a result of litigation listed on SCHEDULE 5.05 or with respect to which Company's reasonable expectation is that such litigation will result in a liability or other obligation of less than $1,000,000 in the aggregate for Company or any such Subsidiary), and (vi) all indebtedness secured by any mortgage, pledge, security interest or lien existing on property owned by any of Company and its Subsidiaries, whether or not the indebtedness secured thereby shall have been assumed by any of Company and its Subsidiaries; provided that under no circumstances shall trade payables of Company and its Subsidiaries incurred in the ordinary course of business be included in this definition of "Debt".

    "DEFAULT" means the occurrence of any event which, with the lapse of time or notice or both, would become an Event of Default.

    "DIVIDEND" means, as to any Person, (a) any declaration or payment of any dividend (other than a dividend in stock or the right to acquire stock of the Company) on, or the setting aside or the creation of a sinking fund with respect to, or the making of any pro rata distribution, loan, advance or investment to or in any holder (in its capacity as a shareholder) of, any Capital Stock of such Person, or (b) any purchase, redemption, or other acquisition or retirement for value of any Capital Stock of such Person, or the setting aside of funds or the creation of a sinking fund with respect thereto.

    "DOLLAR(S)" and the sign "$", means lawful money of the United States of America, unless otherwise explicitly specified.

    "ELIGIBLE ASSIGNEE" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $1,000,000,000; (b) a savings and loan association or savings bank organized under the laws of the United States, or any state thereof, having total assets in excess of $500,000,000, and not in receivership or conservatorship; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is described in this clause; and (d) the central bank of any country which is a member of the Organization for Economic Cooperation and Development.

    "ELIGIBLE INVENTORY" means at any date the lesser of the actual cost or the current fair market value of inventory of Company and its Subsidiaries determined in accordance with GAAP, provided that such inventory shall constitute Eligible Inventory only if on the date as of which the determination is being made it (i) shall not be damaged or obsolete, (ii) shall not have exceeded its normal shelf life, and (iii) shall not be subject to any Lien, except Permitted Liens. Eligible Inventory will include the face amount of Commercial Letters of Credit outstanding in support of the purchase of Eligible Inventory, but shall not include any inventory of Company or any Subsidiary which is subject to a security interest securing any indebtedness of Company or such Subsidiary.

    "ENVIRONMENTAL LAWS" means any and all present and future Federal, state, local and foreign laws, rules or regulations, and any orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of human health, safety and the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes (as defined in such laws, rules or regulations) into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes (as defined in such laws, rules or regulations).

    "ERISA" means the Employee Retirement Income Security Act of 1974, together with all amendments from time to time thereto, including any rules or regulations promulgated thereunder.

    "EURODOLLAR RATE" means, at the time any determination thereof is to be made by Reference Lenders and for any Interest Period during which the Eurodollar Rate is applicable, the lesser of (a) the Highest Lawful Rate and (b) the sum of (i) the Applicable Margin plus (ii) the average of the interest rates per annum (rounded upwards, if necessary to the nearest one-sixteenth of one percent) which is the quotient of (A) the rate per annum at which dollar deposits in immediately available funds are offered to Reference Lenders two Business Days before the first day of such applicable Interest Period by prime banks in the interbank Eurodollar market as at or about 11:00 A.M., Dallas, Texas time, for delivery on the first day of such applicable Interest Period, for the number of days comprised therein and in an amount equal to the aggregate amount bearing such interest rate to be outstanding for such applicable Interest Period, divided by (B) the remainder of 1.00 MINUS the Eurodollar Reserve Percentage applicable to such amounts.

    "EURODOLLAR RESERVE PERCENTAGE" means, with respect to each Interest Period during which the Eurodollar Rate is applicable, that percentage (expressed as a decimal) determined by Administrative Lender to be the actual reserve requirement in effect on the first day of such Interest Period for Administrative Lender, as prescribed by the Board of Governors of the Federal Reserve System (or any successor), (including any basic, supplemental and emergency reserves applicable to "eurocurrency liabilities") pursuant to Regulation D or any other then applicable regulation of the Board of Governors which prescribes reserve requirements applicable to "eurocurrency liabilities," as defined in Regulation D. The Eurodollar Reserve Percentage shall be a fixed percentage calculated at, and effective from the first day of, such Interest Period. Each determination by Administrative Lender of the Eurodollar Reserve Percentage shall, in the absence of manifest error, be conclusive and binding.

    "EVENT OF DEFAULT" means the occurrence of any such event set forth in
Article VIII hereof, which has not been waived by Lenders in writing in accordance with the provisions of this Agreement.

    "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of Dallas, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such date on such transactions received by Administrative Lender from three federal funds brokers of recognized standing selected by it.

    "FEE LETTERS" means that certain fee letter described in Section 2.08 of this Agreement, and any other fee letters executed by Company from time to time, as any such letters may be amended, extended, modified, revised, replaced or substituted from time to time.

    "FISCAL MONTH" means one of the twelve four- or five-week accounting periods comprising a fiscal year of Company.

    "FIXED CHARGES" means for Company and its Subsidiaries as of any determination date for the preceding 12-month period, the sum of (a) interest expense for such period, plus (b) scheduled principal payments on Funded Debt permitted to be incurred under Section 7.02(iv) hereof for such period, plus (c) operating lease expense for such period, all as determined and consolidated in accordance with GAAP.

    "FIXED CHARGES COVERAGE RATIO" means for Company and its Subsidiaries as of any determination date for the preceding 12-month period, the ratio of (a) the sum of (i) consolidated income of Company and its Subsidiaries before income taxes for such period (excluding extraordinary cash gains or losses for such period), plus (ii) interest expense for such period plus (iii) operating lease expense for such period plus (iv) depreciation and amortization for such period to (b) Fixed Charges, all as determined and consolidated in accordance with GAAP.

    "FUNDED DEBT" means money borrowed and Debt represented by notes payable and drafts accepted representing extensions of credit, all obligations evidenced by bonds, debentures, notes or other similar instruments (including all obligations secured by any Lien to which any property or asset owned by a Person is subject, whether or not the obligation secured thereby shall have been assumed), all Debt upon which interest charges are customarily paid by a Person (excluding trade payables), all Debt evidenced in writing (including Capitalized Lease Obligations) issued or assumed by such Person as full or partial payment for property or services, whether or not any such notes, drafts, obligations or Debt represent Debt for money borrowed, provided that, Funded Debt shall not include any Debt among (a) the Company and (b) the Company's Subsidiaries.

    "GAAP" means generally accepted accounting principles, applied on a consistent basis, set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their successors which are applicable in the circumstances as of the date in question; and the requisite that such principles be applied on a consistent basis means that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period.

    "GUARANTIES" means each of the Guaranty Agreements in substantially the form of EXHIBIT D attached hereto executed by each of the Guarantors, and "GUARANTY" means any of the Guaranties, as each may be amended, modified, renewed, extended or replaced from time to time.

    "GUARANTORS" means each Subsidiary and other Person that, from time to time, executes a Guaranty under the terms of this Agreement, and "GUARANTOR" means any one of the Guarantors.

    "HAZARDOUS MATERIAL" means, collectively, (a) any petroleum or petroleum products, flammable explosives, radioactive materials, asbestos in any form that is or could become friable, insulation, transformers or other equipment that in each case contains dielectric fluid containing polychlorinated biphenyls (PCB's), (b) any chemicals or other material or substances which are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

    "HIGHEST LAWFUL RATE" means at the particular time in question the maximum rate of interest which, under Applicable Law, Lenders are then permitted to charge on the Obligations. If the maximum rate of interest which, under Applicable Law, Lenders are permitted to charge on the Obligations shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each change in the Highest Lawful Rate without notice to Company. For purposes of determining the Highest Lawful Rate under the Applicable Law of the State of Texas, the applicable rate ceiling shall be (i) the indicated rate ceiling described in and computed in accordance with the provisions of Section (a)(1) of Art. 1.04 or (ii) if the parties subsequently contract if allowed by Applicable Law after notice, the quarterly ceiling or the annualized ceiling computed pursuant to Section (d) of Art. 1.04; provided, however, that at any time the indicated rate ceiling, the quarterly ceiling or the annualized ceiling shall be less than 18% per annum or more than 24% per annum, the provisions of Sections
(b)(1) and (2) of said Art. 1.04 shall control for purposes of such determination, as applicable.

    "INTEREST PERIOD" means, (a) as to any portion of the Loan bearing interest at the Base Rate, as described in subsection (i) below, (b) as to any portion of the Loan bearing interest at the Eurodollar Rate, a period of one month, two months, three months or six months, as Company may elect in the manner set forth in Section 2.04 or Section 2.22 hereof, as the case may be, provided that:

         (i) the Interest Period for Advances hereunder which are to bear interest at the Base Rate shall commence on the date each such Advance is made or converted to a Base Rate Borrowing and shall end on the earlier of the Maturity Date or the first Payment Date after the Advance during the term of this Agreement;

         (ii) the initial Interest Period for Advances hereunder which are to bear interest at the Eurodollar Rate shall commence on the date each such Advance is made or converted to a Eurodollar Rate Borrowing, and each Interest Period occurring thereafter for such Advance shall commence on the day on which the next preceding Interest Period for such Advance expires; and

         (iii)     no Interest Period shall extend beyond the Maturity Date.

    "INTEREST RATE AGREEMENT" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is a party or a beneficiary.

    "INVESTMENT" in any Person means any investment, whether by means of securities purchase, loan, advance, extension of credit, capital contribution or otherwise, in or to such Person or the subordination of any claim against such Person to other indebtedness of such Person, excluding Acquisitions, provided that, Company is permitted to subordinate any claim against any Person to other indebtedness of such Person so long as (a) there exists no Default or Event of Default before and immediately after such action and (b) such action is taken only in connection with the settlement of litigation involving Company or any Subsidiary.

    "LAW" means all statutes, laws, ordinances, regulations, orders, writs, injunctions or decrees of the United States, any state or commonwealth, any municipality, any foreign country, any territory or possession, or any Tribunal.

    "LENDERS" means Administrative Lender and each other Lender signatory hereto or from time to time a party hereto in accordance with the terms of
Section 10.02 hereof and pursuant to an Assignment and Acceptance Agreement (such Lenders together with NationsBank of Texas, N.A. collectively referred to herein as "Lenders" and individually, each a "Lender").

    "LETTERS OF CREDIT" means the Stand-By Letters of Credit and Commercial Letters of Credit, as each may be amended, modified, renewed or extended from time to time.

    "LETTER OF CREDIT COMMITMENT" means an amount equal to the lesser of (a) $25,000,000 or (b) the difference between $100,000,000 minus the aggregate outstanding Advances under the Loan or (c) the difference between the Commitment minus the aggregate outstanding Advances under the Loan.

    "LIEN" means any mortgage, deed of trust, pledge, security interest, encumbrance, lien, option, easement, preference, priority, hypothecation, assignment, tax lien, mechanic's lien, materialmen's lien or charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of Texas or comparable law of any jurisdiction).

    "LITIGATION" means any action, suit or proceeding, at law or in equity, and/or any claim or investigation, conducted or threatened by or before any Tribunal, including, but not limited to, proceedings, claims, lawsuits, and/or investigations under or pursuant to any occupational safety and health, antitrust, unfair competition, securities, tax, or other laws, or under or pursuant to any contract, agreement, or other instrument.

    "LOAN COMPLIANCE CERTIFICATE" means any and each certificate in the form of EXHIBIT E hereto from time to time delivered by Company to Administrative Lender pursuant to the terms of this Agreement.

    "LOAN PAPERS" means this Agreement and all documents executed in connection with or pursuant to or contemplated by this Agreement, whether executed prior to or contemporaneously herewith, or subsequent to the execution hereof, including, without limitation, each of the Notes, the Guaranties, all Applications, all Letters of Credit, all Assignment and Acceptance Agreements, all Fee Letters, each certificate or report relating to the Borrowing Base, each Loan Compliance Certificate and all other security agreements, pledges, documents, certificates, agreements, mortgages, deeds of trust, other fee letters, waiver letters, other instruments or documents granting a security interest and/or lien in any assets of any Person securing the Obligations, and other instruments contemplated hereby, or executed or delivered by Company or its Subsidiaries pursuant hereto or in connection herewith from time to time, as each may be amended, modified, renewed, substituted or extended from time to time.

    "LOAN" means the loan made or to be made by Lenders to Company pursuant to
Section 2.01 of this Agreement, the Letter of Credit facility pursuant to
Article III hereof, and any other extensions of credit made by Lenders to Company pursuant to this Agreement and any amendment thereto or extension thereof.

    "M/A ENTITY" has the meaning ascribed thereto in Section 7.05 hereof.

    "MAJORITY LENDERS" means any combination of Lenders having at least 66.67% of the aggregate amount of Advances outstanding hereunder; provided, however, that if no Advances are outstanding, such term means any combination of Lenders having aggregate Specified Percentages equal to at least 66.67%.

    "MATERIAL ADVERSE CHANGE" means any circumstance or event that (a) can reasonably be expected to cause a Default or Event of Default, (b) otherwise can reasonably be expected to (i) be material and adverse to the continued operation of Company and its Subsidiaries taken as a whole, or (ii) be material and adverse to the financial condition, business operations, prospects or properties of Company and its Subsidiaries taken as a whole, (c) could reasonably be expected to adversely affect the performance by Company of its obligations under the Loan Papers, or (d) in any manner whatsoever does or can reasonably be expected to materially and adversely affect the validity or enforceability of any of the Loan Papers.

    "MATURITY DATE" means June 30, 1999 or such earlier date as the Loan becomes due and payable, regardless of how such maturity is brought about, whether at stated maturity, by acceleration, scheduled reduction or otherwise.

    "MULTI-EMPLOYER PLAN" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which Company, any Subsidiary, or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding six plan years made or accrued an obligation to make contributions, such plan being maintained pursuant to one or more collective bargaining agreements.

    "NCMI" means NationsBanc Capital Markets, Inc.

    "NET WORTH" means the consolidated net worth of Company and its Subsidiaries, determined in accordance with GAAP.

    "NOTES" means each promissory note in substantially the form of EXHIBIT A attached hereto, evidencing indebtedness of Company to each Lender under the Loan, and any amendments, modifications, extensions, renewals or replacements thereof.

    "NOTICE OF BORROWING/CONVERSION" shall have the meaning given to such term in Section 2.04 of this Agreement and shall be in substantially the form of EXHIBIT B attached hereto.

    "OBLIGATIONS" means all present and future obligations and indebtedness (including, without limitation, the Reimbursement Obligations), and all renewals, modifications and extensions thereof, or any part thereof, of Company and all Subsidiaries to Lenders now existing or hereafter arising, pursuant to or in connection with the Loan Papers, including all interest accruing thereon and reasonable attorneys' fees and expenses of Administrative Lender incurred in connection with this Agreement and the Loan Papers and reasonable attorneys' fees and expenses of Lenders incurred in connection with the enforcement of Loan Papers and collection of Debt hereunder, as provided in the Loan Papers, regardless of whether such obligations and indebtedness are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, but not limited to, the indebtedness and obligations evidenced by this Agreement, the Notes, the Applications, the Letters of Credit, and any and all other Loan Papers.

    "ORIGINAL CREDIT AGREEMENT" has the meaning ascribed thereto in the preamble hereof.

    "PAYMENT DATE" means the first Business Day of each February, May, August and November during the term of this Agreement, commencing with the first such date to occur after the Closing Date and ending after payment in full of all Advances and Obligations.

    "PBGC" means the Pension Benefit Guaranty Corporation established under
ERISA.

    "PERMITTED LIENS" means any one or more of the following:

      (a) Liens for taxes or assessments either not yet delinquent or the validity or amount of which is being contested in good faith by appropriate proceedings diligently prosecuted and as to which adequate reserves shall have been set aside in conformity with GAAP;

      (b) Deposits or pledges to secure the payment of workers compensation, unemployment insurance or other social security benefits or obligations, or to secure the performance of bids, trade contracts, public or statutory obligations, surety or appeal bonds and other obligations of a like nature incurred in the ordinary course of business;

      (c) Materialmen's, mechanics', workmen's, repairmen's, or other like liens arising in the ordinary course of business or by operation of Law to secure obligations not yet delinquent or which within ten days of any lien filing by the lien claimant are being contested by Company or Subsidiary in good faith and for which (a) adequate reserves shall have been set aside in conformity with GAAP or (b) as to which adequate bonds shall have been obtained;

      (d) (i) Existing Liens as disclosed on SCHEDULE 5.06, (ii) other Liens in existence on the Closing Date that do not constitute blanket Liens on any of Company's or its Subsidiaries' equipment, inventory, accounts or other receivables, and (iii) Liens on real property in existence on the Closing Date, or renewals and extensions of any thereof, so long as such Liens are not expanded to cover any additional property or assets of Company or any of its Subsidiaries;

      (e) Liens securing the Debt permitted under Section 7.02(ii) hereof, which Liens are created at the time of, or substantially simultaneously with, acquisition of such assets, provided that in any such case

         (i) no such Lien shall extend to or cover any other property or assets of Company or of any Subsidiary, as the case may be, and

         (ii) the aggregate principal amount of the indebtedness secured by all such Liens in respect of any such property or assets shall not exceed the greater of (A) the fair market value of such property or assets at the time of such acquisition, or (B) the good faith allocated purchase price of such assets; and

      (f) consensual landlord's Liens and landlord's Liens arising by operation of law.

    "PERSON" means an individual, partnership, joint venture, corporation, trust, Tribunal, unincorporated organization, and government, or any department, agency, or political subdivision thereof.

    "PLAN" means any plan subject to Title VI of ERISA and maintained for employees of Company or any Subsidiary, or of any member of a controlled group of corporations, as the term "controlled group of corporations" is defined in
Section 1563 of the Internal Revenue Code of 1986, as amended, of which Company or a Subsidiary is a part.

    "PRO RATA" and "PRO RATA PART" as to each Lender means according to its Specified Percentage of the aggregate amount of the Loan and Reimbursement Obligations, PLUS its Specified Percentage of the stated amount of Letters of Credit outstanding hereunder;

provided, however, that if there are no Advances or Letters of Credit outstanding hereunder, such terms means, as to each Lender, according to its Specified Percentage of the aggregate Commitment hereunder.

    "REFERENCE LENDERS" means NationsBank of Texas, N.A. and Bank of America Illinois.

    "REIMBURSEMENT NOTICE" has the meaning ascribed thereto in Section 2.24 hereof.

    "REIMBURSEMENT OBLIGATION" means the obligation of Company to reimburse Administrative Lender for the account of Lenders in their Specified Percentages for draws under Letters of Credit, but only to the extent the Company has not reimbursed the Administrative Lender for the full amount of such draw, either by
(a) payment of such amount, (b) the debiting of any account of the Company, or
(c) the deeming of such draw to be an Advance in accordance with the terms of
Section 3.03 hereof.

    "RELEASE" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

    "REPORTABLE EVENT" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, including any failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA.

    "RESTRICTED PAYMENT" means

    (a) (i) the declaration or payment of Dividends by, or distribution (in cash, property, obligations or other securities, Capital Stock or any combination thereof) on account of, or

    (ii) other payments or distributions (whether made by Company or any of its Subsidiaries and whether by reduction of capital or otherwise) on account of, or

    (iii) the setting apart of money for a sinking or other analogous fund (whether by Company or any of its Subsidiaries) for the purchase, redemption, retirement or other acquisition of any shares of, any class of Capital Stock of Company or any warrant, option or other right to acquire such Capital Stock, but excluding Dividends or other distributions payable solely in common stock or partnership interests of Company (having identical rights as the then-outstanding partnership interests of Company) or rights to acquire common stock or partnership interests of Company (having identical rights as the then-outstanding partnership interests of Company) and excluding Dividends or other distributions of shares of Capital Stock of Aaron Brothers Holdings, Inc. (or its successor) or any of its wholly owned subsidiaries)(or rights, options or warrants to purchase shares), or

    (b) any prepayment of any amounts outstanding under the Senior Notes, or other reduction in the outstanding amount under the Senior Notes.

    "RIGHTS" means with respect to any Person, the rights, remedies (equitable or legal), claims, causes of action, powers, and privileges granted to such Person pursuant to any or all of this Agreement, the Notes, the other Loan Papers or any other document, instrument or other agreement heretofore, now, or hereafter executed in connection herewith, whether granted or arising pursuant to the express provisions of any of the foregoing, or at law, or in equity, by constitution, statute, case or otherwise.

    "SENIOR NOTES INDENTURE" means that certain Indenture, dated as of June 21, 1996, between Company and The Bank of New York, as Trustee, as the same shall be amended, restated, modified, extended, renewed or replaced.

    "SENIOR NOTES" means those certain 10 7/8% Senior Notes Due 2006, in a maximum face amount of $125,000,000, issued pursuant to the Senior Notes Indenture, as each shall be amended, restated, modified, extended, renewed or replaced.

    "SENIOR NOTES TRUSTEE" means the "Trustee" as defined in the Senior Notes Indenture.

    "SPECIAL COUNSEL" means the law firm of Donohoe, Jameson & Carroll, P.C. or any other counsel selected from time to time by Administrative Lender.

    "SPECIFIED PERCENTAGE" means, with respect to each Lender, the percentages set forth under each Lender's name below; in each case, as adjusted pursuant to
Section 2.30(a) hereof or pursuant to, and as set forth therein, each Assignment and Acceptance Agreement or any other amendment to this Agreement.

    "STAND-BY LETTERS OF CREDIT" means those certain standby letters of credit issued by Administrative Lender on behalf of Lenders for the account of Company in accordance with Article III hereof, and all such letters of credit issued by Administrative Lender on behalf of Lenders in renewal or extension thereof.

    "STOCK OPTION PLANS" means those certain stock option plans, programs or arrangements in effect on the Closing Date and described on SCHEDULE 1.01 hereto.

    "SUBORDINATED DEBT" shall mean indebtedness of Company pursuant to those certain 4 3/4% / 6 3/4% Step-up Convertible Subordinated Notes Due 2003, issued as of January 22, 1993, under and pursuant to that certain Subordinated Debt Indenture.

    "SUBORDINATED DEBT INDENTURE" means that certain Indenture, dated as of January 22, 1993 among Company as Issuer and The Bank of New York, as Trustee, as the same shall be amended, restated, modified, extended, renewed or replaced.

    "SUBORDINATED DEBT TRUSTEE" means the "Trustee" as defined in the Subordinated Debt Indenture.

    "SUBSIDIARY" means any Person, and "SUBSIDIARIES" means all such Persons that meet either of the following criteria: (a) more than 50% of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by Company or by one or more Subsidiaries, or by Company and one or more Subsidiaries, or any voluntary association, joint stock company, voting trust or similar organization which is so owned or controlled or (b) (i) any of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by Company or by one or more Subsidiaries, or by Company and one or more Subsidiaries, or any voluntary association, joint stock company, voting trust or similar organization which is so owned or controlled and (ii) such Subsidiary has received any advance or loan from Company or any Subsidiary and such loan or advance is outstanding on such date.

    "TANGIBLE ASSETS" means, for any Person, all assets of such Person, excluding good will and other intangible assets.

    "TAX RETENTION LEASES" means any lease of Company or any of its Subsidiaries which, at the time entered into by Company and/or its Subsidiaries, is or was treated as an operating lease for accounting purposes under GAAP and as a capital lease for tax reporting purposes.

    "TERMINATION EVENT" means (a) a reportable event described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under such regulations), or (b) the withdrawal of Company or any Subsidiary from a Plan during a Plan year in which it was a "substantial employer" as defined in
Section 4001(a)(2) of ERISA or (c) the filing of a notice of intent to terminate a Plan or the treatment of Plan amendment as termination under Section 4041 of ERISA or (d) the institution of proceedings to terminate a Plan by the PBGC or
(e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

    "TOTAL CAPITALIZATION" means, on any date of determination for the Company and its Subsidiaries, on a consolidated basis, the sum of (a) Net Worth on such date of determination plus (b) the aggregate outstanding amount of Funded Debt for the Company and its Subsidiaries on such date of determination.

    "TOTAL CONSOLIDATED ASSETS" means, as of any date, the Company's total consolidated assets as of such date, as determined in accordance with GAAP.

    "TOTAL TANGIBLE CONSOLIDATED ASSETS" means, on any date of determination for the Company and its Subsidiaries, on a consolidated basis, the sum of Tangible Assets on such date.

    "TRIBUNAL" means any state, federal, foreign or other court, or governmental department, board, bureau, agency, commission or instrumentality.

    "UNUSED COMMITMENT" means the average daily amount of the Commitment minus the sum of (a) the aggregate amount of all Advances outstanding, plus (b) the aggregate face amount of all outstanding Letters of Credit.

    Section 1.02 ACCOUNTING TERMS AND OTHER DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP. References herein to one gender shall be deemed to include the other gender. All other terms used herein shall have the meanings as otherwise stated herein.


                                      ARTICLE II

                                    REVOLVING LOAN

    Section 2.01 COMMITMENT FOR REVOLVING LOAN. Subject to the terms and conditions of this Agreement, and provided that there exists no Default or Event of Default, Lenders agree to loan to Company in accordance with their Specified Percentages, in several Advances from time to time during the term of this Agreement until the Maturity Date, such amounts as Company may request up to an amount equal to the Available Advance Amount. Subject to the foregoing limitations, and the other terms and provisions of this Agreement, Company may borrow, repay, and reborrow Advances under the Loan under this Section 2.01. Each Eurodollar Rate Borrowing under the Loan shall be in the aggregate principal amount of $1,000,000, or in integral multiples of $100,000 in excess thereof. Each Base Rate Borrowing under the Loan shall be in the aggregate principal amount of $500,000, or in integral multiples of $100,000 in excess thereof.

    Section 2.02 NOTES. The indebtedness arising by reason of Advances by Lenders to Company pursuant to Section 2.01 hereof shall be evidenced by Notes, duly authorized and executed by Company in substantially the form attached hereto as EXHIBIT A, payable to the order of each Lender in the original principal amount of each Lender's Specified Percentage of the Commitment. All principal evidenced by the Notes shall be due and payable on the Maturity Date.

    Section 2.03 EXPIRATION OF COMMITMENT TO LEND UNDER THE LOAN. Lenders shall have no obligation to make additional Advances under Section 2.01 hereof after 1:00 P.M., Dallas, Texas time on the Maturity Date; provided, however, that Company's Obligations and the Rights of Lenders under the Loan Papers shall continue in full force and effect until Company has paid and performed the Obligations in full.

    Section 2.04 REQUEST FOR ADVANCES. Company shall give Administrative Lender a telephonic or written notice ("Notice of Borrowing/Conversion") of any proposed Borrowing under the Loan which, in the case of telephonic notice, shall be promptly confirmed in writing and, in each case, shall be irrevocable. All telephonic notices of borrowing shall be made to NationsBank of Texas, N.A., attn.: Linda Brown, telephone (214) 508-3970, or
(800) 547-2005, facsimile (214) 508-2515, or such other person as Administrative Lender may from time to time specify. Administrative Lender shall promptly notify Lenders upon receipt of such notice, and each Lender shall, on the date of any such Borrowing, deliver to Administrative Lender at its principal office, such Lender's Specified Percentage of such Borrowing in immediately available funds in accordance with Administrative Lender's instructions. Each Notice of Borrowing/Conversion under the Loan shall be given to Administrative Lender by an Authorized Financial Officer not later than 12:00 noon, Dallas, Texas time on the date of any proposed Base Rate Borrowing requested by Company, and not later than 12:00 noon, Dallas, Texas time at least three Business Days prior to any proposed Eurodollar Rate Borrowing requested by Company. Each such Notice of Borrowing/Conversion shall specify: (i) the rate (Base Rate or Eurodollar Rate) which Company desires; (ii) the principal amount proposed to be covered; (iii) the Borrowing Date (which shall be a Business Day); (iv) a proposed Interest Period for any Advance bearing interest at an Eurodollar Rate; and (v) and certify as to satisfaction of the condition precedent set forth in Section 4.02(d) hereof. After Administrative Lender has notified Lenders of such Borrowing and upon satisfaction of the conditions precedent set forth in
Article IV hereof, Administrative Lender will make such funds available to Company on the date of such Borrowing by, at Company's option, (i) wiring the funds to or for the account of Company or (ii) depositing such funds in Company's account(s) with Administrative Lender at Administrative Lender's banking house.

    Section 2.05 USE OF PROCEEDS OF THE ADVANCES. The proceeds of the Advances shall be used for working capital and other general corporate purposes of Company.

    Section 2.06 BORROWING BASE AND BORROWING BASE REPORT. Notwithstanding anything to the contrary in this Agreement or in any of the other Loan Papers, the sum of the (a) aggregate amount of all Advances outstanding at any time under the Loan, plus (b) the aggregate face amount of all outstanding Letters of Credit at any such time, shall not exceed the lesser of (i) the Borrowing Base minus the aggregate amount outstanding at such time under the Senior Notes, and (ii) the Commitment. The Borrowing Base shall be computed on the Closing Date, and thereafter shall be recomputed as of the last day of each Fiscal Month utilizing a Borrowing Base Report, with appropriate completions, which shall be furnished to Administrative Lender within 30 days after the end of each Fiscal Month and certified as to correctness by an Authorized Financial Officer; provided that the correctness of the Borrowing Base Report submitted for the 12th Fiscal Month of each fiscal year shall be qualified to the extent of adjustments reflected in the audited financial statements for such fiscal year. At the option of the Company, the Borrowing Base may be redetermined at any time during the month (but not more than twice in any one month) upon one Business Day's prior notice from the Company to the Administrative Lender. Upon such a recomputation the Company will furnish to Administrative Lender a new Borrowing Base Report, with appropriate completions, certified as to correctness by an Authorized Financial Officer. Each redetermination shall be effective upon receipt by Administrative Lender of a new

Borrowing Base Report, with appropriate completions, certified as to correctness by an Authorized Financial Officer.

    Section 2.07 COMMITMENT FEE. Subject to Section 10.15 hereof, Company agrees to pay to Administrative Lender for the account of Lenders in their Pro Rata Part the Commitment Fee on the Unused Commitment, from the Closing Date to and including the Maturity Date, payable in arrears, computed and payable quarterly on each Payment Date and on the Maturity Date.

    Section 2.08 ADDITIONAL FEES. Subject to Section 10.15 hereof, Company shall pay fees for the arranging of this facility and the underwriting of this facility in an amount agreed to in that certain Fee Letter of even date hereof, between Company, NCMI and Administrative Lender.

    Section 2.09   REDUCTION/TERMINATION OF COMMITMENT.

    (a)  VOLUNTARY COMMITMENT REDUCTIONS.

         (i) PARTIAL REDUCTION. Company shall have the right, upon not less than 20 Business Days' notice to Administrative Lender, which shall promptly notify Lenders, to reduce the Commitment in part; provided, however, that (A) each partial termination shall be in an aggregate amount which is not less than $5,000,000 and, if in excess thereof, an integral multiple of $1,000,000, (B) no reduction in the Commitment shall cause any Loan to be repaid prior to the last day of its Interest Period, and (C) in no event may the Commitment be reduced to an amount less than the sum of the aggregate amount of outstanding Advances under the Loan hereunder plus the aggregate face amount of all outstanding Letters of Credit as of such date.

         (ii) TERMINATION. Company shall have the right, at any time, to wholly terminate the Commitment of Lenders hereunder; provided that as of the effective date of such termination, all principal and interest with respect to the Loan shall have been paid in full and Company shall have fully discharged all obligations to Lenders to the satisfaction of Lenders with respect to the Letters of Credit. Company shall give Administrative Lender written notice (which shall promptly notify Lenders) of its desire to terminate Lenders' Commitment and obligations hereunder no later than 20 Business Days prior to the date termination is desired to be effective, and the Maturity Date shall then occur.

    (b)  MANDATORY COMMITMENT REDUCTIONS.

         (i) MATURITY DATE. The Commitment shall be automatically and permanently reduced to zero on the Maturity Date.

         (ii) CHANGE IN CONTROL. Immediately upon the occurrence of a Change in Control, the Commitment shall be automatically and permanently reduced to zero.

    (c)  GENERAL.  Each reduction in any Commitment pursuant to this
Section 2.09 shall reduce such Commitment of each Lender according to its Specified Percentage immediately prior to such reduction. Once reduced or terminated, the Commitment of Lenders may not be increased or reinstated. Any notice provided by Company under this Section 2.09 shall be irrevocable.

    Section 2.10   MANDATORY REPAYMENTS.

         (a) ALL ADVANCES AND OTHER OBLIGATIONS. All outstanding Advances under the Loan and all other outstanding Obligations shall be due and payable to Administrative Lender on behalf of Lenders in full on the Maturity Date.

         (b) COMMITMENT REDUCTIONS. On any date of reduction in the Commitment (whether voluntary or mandatory), the Company shall immediately prepay the Obligations to the extent necessary so that the sum of (i) the aggregate outstanding Advances plus (ii) the face amount of all outstanding Letters of Credit on such date, does not exceed the Commitment (as so reduced and in effect on such date).

         (c) BORROWING BASE COMPLIANCE. On any date of the Company's knowledge of any decrease in the Borrowing Base, the Company shall immediately prepay the Obligations to the extent necessary so that the sum of (i) the aggregate outstanding Obligations plus (ii) the face amount of all outstanding Letters of Credit on such date, plus (iii) the aggregate outstanding amount under the Senior Notes, does not exceed the Borrowing Base (as decreased and in effect on such date).

         (d) EURODOLLAR RATE BORROWINGS. Each Eurodollar Rate Borrowing shall be due and payable on the last day of its Interest Period and on the Maturity Date.

    Section 2.11 INTEREST. Interest, computed on the outstanding principal balance from day to day outstanding under the Notes, shall be due and payable as it accrues on the last day of each Interest Period and on the Maturity Date with respect to any Borrowing under the Loan; provided that, with respect to any Eurodollar Rate Borrowing, to the extent any Interest Period exceeds three months, interest shall also be payable on each Payment Date occurring during such Interest Period. Subject to Section 2.12 below, the outstanding principal balance of the Notes shall bear interest prior to the Maturity Date at a varying rate per annum equal to the Base Rate or Eurodollar Rate as selected by Company.

    Section 2.12 POST-DEFAULT RATE. Subject to Section 10.15 hereof, upon the occurrence of an Event of Default and during the continuance thereof, after notice to Company by Administrative Lender, all Advances outstanding under the Loan and outstanding Reimbursement Obligations shall bear interest at a rate per annum equal to the lesser of the Highest Lawful Rate and the Base Rate plus 5%.

    Section 2.13 PAYMENTS ON NON-BUSINESS DAYS. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension; except that as to a Eurodollar Rate Borrowing, if the next succeeding Business Day is in the next calendar month, then the due date shall be the immediately preceding Business Day.

    Section 2.14 OPTIONAL PREPAYMENTS. Except as required by Section 2.15 or Section 2.20(c) hereof, Company shall not make any prepayments on any portion of any Eurodollar Rate Borrowing on a day which is not the last day of the applicable Interest Period with respect thereto. Subject to the provisions of the first sentence hereof, Company shall have the right, at its option, to prepay the amounts outstanding under the Notes in part at any time and from time to time, and in whole at any time, without premium or penalty. Each optional prepayment shall be in an aggregate principal amount at least equal to the lesser of (i) $100,000, or (ii) the remaining unpaid principal amount of the Notes being prepaid. Upon the prepayment of the Notes in full, accrued interest on the principal amount of such Notes shall become due and payable on such prepayment date. Unless otherwise specified by Company at the time of prepayment, each prepayment shall be applied first to payment of the principal balance of the Notes, then to the payment of accrued interest owing on the Notes, and thereafter to all other Obligations.

    Section 2.15   MANDATORY PREPAYMENT.

    (a) MONTHLY. Company shall make mandatory prepayments under the Loan if, as of the last day of any Fiscal Month, the sum of the (i) total principal amount of all outstanding Advances, plus (ii) the aggregate face amount of all outstanding Letters of Credit, exceeds the lesser of (A) the Borrowing Base minus the aggregate amount outstanding under the Senior Notes, and (B) the Commitment. In such event, Company shall make a principal prepayment on the Loan to Administrative Lender for the account of Lenders in the amount of such excess within the earlier of (I) 5 Business Days after Company's actual knowledge thereof, or (II) 30 days after the last day of any Fiscal Month.

    (b) ANNUAL. During each 12-month period any Obligations are outstanding hereunder, Company shall, for one consecutive 30 day period during the period commencing December 1 and ending the following February 28 of each such 12-month period, reduce the outstanding Advances under the Loan to zero.

    Section 2.16 MANNER AND PLACE OF PAYMENTS AND PREPAYMENTS. All payments and prepayments of principal and interest on the Notes shall be made to Administrative Lender for the account of Lenders in their Pro Rata Parts, at its office at 901 Main Street, Dallas, Texas 75202, in immediately available funds.

    Section 2.17 COMPUTATION OF INTEREST. Subject to Section 10.15 hereof, interest on (a) Base Rate Borrowings shall be calculated on the basis of a year of 365 or 366 days, as the case may be, for the actual number of the days elapsed, and (b) interest on Eurodollar Rate Borrowings, fees and other amounts owed hereunder shall be calculated on the basis of a year of 360 days, for the actual number of days elapsed. Any changes in the rate of interest on the Notes resulting from changes in the Base Rate shall become effective as of the opening of business on the day on which such change in the Base Rate shall occur.

    Section 2.18 INTEREST RECAPTURE. If at any time the interest rate applicable to any Advance under the Loan or any other extension of credit pursuant to this Agreement shall exceed the Highest Lawful Rate, thereby causing the interest on such Advance or other extension of credit to be limited to the Highest Lawful Rate, then any subsequent reduction in such interest rate as provided hereunder shall not reduce the rate of interest below the Highest Lawful Rate until the aggregate amount of interest accrued on the Loan and other extensions of credit pursuant to this Agreement equals the aggregate amount of interest which would have accrued on the Loan if the interest rate had not been limited to the Highest Lawful Rate.

    Section 2.19 INDEMNITY PROVISIONS. Company agrees to indemnify Lenders against, and pay to Administrative Lender on behalf of any such Lender on demand, amounts equal to: (i) the cost of any present and future reserve or special deposit requirements or any taxes (other than federal, state, or local taxes on or measured by the overall income of Lender or the portion thereof allocable to the applicable jurisdiction), domestic or foreign, which any Lender is required to keep or pay by reason of its funding any Eurodollar Rate Borrowing (other than reserves which are already reflected in determining the rate of interest in accordance with the terms hereof); (ii) any costs or expenses incurred by any Lender as a result of Company's failure to borrow a portion of an Advance to bear interest at a Eurodollar Rate once requested and/or Company's payment or conversion for any reason (including without limitation a payment under Section 2.15 hereof or a conversion under
Section 2.20(c) hereof) of all or a portion of any Eurodollar Rate Borrowings prior to the end of the Interest Period and/or Company's failure to make any payment hereunder when due, including, without limitation, any loss arising from the reemployment of funds at rates lower than the cost to such Lender of such funds. A certificate of such Lender, setting forth in reasonable detail the basis for the determination of such costs and expenses, shall constitute PRIMA FACIE evidence of such costs and expenses, absent manifest error.

    Section 2.20 LIMITATION ON EURODOLLAR RATE BORROWINGS. If, at any time during the term of this Agreement Administrative Lender or any Lender reasonably determines that:

         (a) eurodollar deposits in the appropriate amount and for the appropriate period are not being offered in the interbank eurodollar market, Administrative Lender shall promptly give notice thereof to Company (and such determination shall be conclusive on Company), and thereafter no new Eurodollar Rate Borrowings shall be permitted until such time as eurodollar deposits for the appropriate amount and for the appropriate period are again offered in the interbank eurodollar market; or

         (b) as a result of changes in the Law, or the adoption or making of any interpretations, directives, or regulations (whether or not having the force of law) by any court, governmental authority, or reserve bank charged with the interpretation or administration thereof, the Eurodollar Rate will not adequately and fairly reflect the cost to Lenders of making, maintaining, or funding a proposed Eurodollar Rate Borrowing that Company has requested be made or continued, then Administrative Lender shall promptly give notice to Company of such determination, and any such requested Advance shall bear interest at the Base Rate; or

         (c) as a result of changes in the Law, or the adoption or making of any interpretations, directives, or regulations (whether or not having the force of law) by any court, governmental authority, or reserve bank charged with the interpretation or administration thereof, it shall be or become unlawful or impossible to make, maintain, or fund any Eurodollar Rate Borrowing, Lenders' obligations to make or continue the affected Eurodollar Rate Borrowing shall be automatically canceled, and the affected Eurodollar Rate Borrowing or Borrowings shall be automatically converted to an Advance bearing interest at the Base Rate, and Company shall pay Administrative Lender any additional cost or expense which any Lender incurs as a result of any such conversion prior to the last day of the then current Interest Period for such Eurodollar Rate Borrowings, in accordance with Section 2.19 hereof.

    Section 2.21 DETERMINATION OF INTEREST RATES. Administrative Lender shall determine each interest rate applicable to Eurodollar Rate Borrowings hereunder, and its determination thereof shall be conclusive in the absence of manifest error. Administrative Lender shall, at the request of Company, furnish such information concerning the calculation of the interest rate on any Eurodollar Rate Borrowing as Company may reasonably request.

    Section 2.22 CONTINUATION/CONVERSION. Subject to the limitations and provisions of this Agreement, Company shall have the option, at any time or from time to time, of continuing or converting the applicable interest rate to all or any portion of the outstanding Advances, by giving Administrative Lender a Notice of Borrowing/Conversion of any proposed continuation or conversion of such rate which, in the case of telephonic notice, shall be promptly confirmed in writing and, in each case, shall be irrevocable. All telephonic notices of continuation or conversion shall be made to NationsBank of Texas, N.A., attn.: Linda Brown, telephone (214) 508-3970, or (800) 547-2005, facsimile (214) 508-2515, or such other person as Administrative Lender may from time to time specify. Each Notice of Borrowing/Conversion shall be given by an Authorized Financial Officer not later than 12:00 noon, Dallas, Texas time on the date of any proposed continuation of or conversion to a Base Rate Borrowing, and not later than 12:00 noon, Dallas, Texas time at least three Business Days prior to any proposed continuation of or conversion to a Eurodollar Rate Borrowing. Each Notice of Borrowing/Conversion shall specify: (i) the rate (Base Rate or Eurodollar
Rate) which Company desires; (ii) the principal amount proposed to be covered; (iii) the effective date of such continuation or conversion (which shall be a Business Day); and (iv) a proposed Interest Period for any Borrowing bearing interest at an Eurodollar

Rate. Any continuation or conversion of any Advances to a Eurodollar Rate shall be in the aggregate amount of $1,000,000. Any continuation or conversion of any Advances to a Eurodollar Rate Borrowing shall be in the aggregate amount of $1,000,000 and in integral multiples of $100,000 in excess thereof.

    Section 2.23 EFFECT OF FAILURE TO GIVE NOTICE. If Company fails to give Administrative Lender a Notice of Borrowing/Conversion prior to the expiration of any then-relevant Interest Period with respect to any Eurodollar Rate Borrowing or the information provided in any Notice of Borrowing/Conversion is incomplete, Company shall be deemed to have elected to convert such Eurodollar Rate Borrowing, in whole, to a Base Rate Borrowing at the end of the then-relevant Interest Period.

    Section 2.24 CAPITAL ADEQUACY. If any Lender shall have determined that the adoption of any Applicable Law or guideline regarding the amount of capital required to be maintained by any Lender, or any change in such Law or guideline, or any change in the interpretation or administration thereof by any Tribunal, central bank or comparable agency charged with the interpretation or administration thereof, or compliance therewith by any such Lender (or any lending office of such any Lender) with any directive regarding capital adequacy (whether or not having the force of Law) of any such Tribunal, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital as a direct consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy), then, such Lender shall immediately notify Company and Administrative Lender (such notice referred to herein as the "Reimbursement Notice"), and, subject to Section 2.30 hereof, Company shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction to the extent not compensated for in the Base Rate or Eurodollar Rate, or in amounts paid by Company pursuant to Sections 2.19 or
2.20 hereof. Amounts payable to any such Lender under this Section and comparable provisions in agreements with other borrowers of such Lender shall be allocated among such Lender's borrowers in good faith and on an equitable basis (which may include a consideration of relative credit risk). A certificate of such Lender in reasonable detail setting forth the amount or amounts as shall be necessary to compensate such Lender (or participating banks or other entities pursuant to Section 10.02 hereof) as specified in this Section 2.24 shall be delivered to Company and shall be conclusive absent manifest error. Subject to Section 2.30 hereof, Company shall pay such Lender the amount shown as due on any such certificate upon demand by such Lender. Each Lender agrees that, as promptly as practicable after it becomes aware of the occurrence of an event or the existence of a condition that would cause it to be affected by any of the events described in this
Section 2.24, it will make, fund or maintain its portion of the Loan and Advances through another lending office if (i) as a result thereof the additional moneys which would otherwise be required to be paid pursuant to this Section 2.24 would be reduced and (ii) as determined by such Lender in its sole discretion, the making, funding or maintaining of the Loan and Advances through such other lending office or the taking of such other actions would not otherwise be disadvantageous to such Lender for any reason.

    Section 2.25 SHARING OF PAYMENTS. Any Lender obtaining a payment (whether voluntary or involuntary, due to the exercise of any right of set-off, or otherwise) on account of Loan or Reimbursement Obligations in excess of its Pro Rata Part shall purchase from each other Lender such participation in the Loan and Reimbursement Obligations as shall be necessary to cause such purchasing Lender to share the excess payment Pro Rata with each other Lender; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. Company agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.25, to the fullest extent permitted by Law, may exercise all its Rights of payment (including the Right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Company in the amount of such participation. A Lender shall not be required to share any such non-routine payment to the extent that it exceeds the aggregate amount of all Loan and Reimbursement Obligations then outstanding.

    Section 2.26 NON-RECEIPT OF FUNDS BY ADMINISTRATIVE LENDER. Unless Administrative Lender shall have been notified by a Lender prior to the date of any proposed Advance to be made by such Lender or payment of its Specified Percentage to Administrative Lender under any provision of this Agreement (which notice shall be effective upon receipt), that such Lender does not intend to make the proceeds of any such Advance or reimbursement required under any provision of this Agreement available to Administrative Lender, Administrative Lender may assume that such Lender has made such proceeds available to Administrative Lender on such date and Administrative Lender may in reliance upon such assumption (but shall not be required to) make available to Company a corresponding amount. If such corresponding amount is not in fact made available to Administrative Lender by such Lender, Administrative Lender shall be entitled to recover such amount on demand from such Lender (or, if such Lender fails to pay such amount forthwith upon such demand, from Company) together with interest thereon in respect of each day during the period commencing on the date such amount was available to Company and ending on (but excluding) the date Administrative Lender recovers such amount at a per annum rate equal to the Federal Funds Rate.

    Section 2.27 CALCULATION OF RATES. The provisions of this Agreement relating to calculation of the Eurodollar Rate are included only for the purpose of determining the rate of interest or other amounts to be paid hereunder that are based upon such rate, it being understood that each Lender shall be entitled to fund and maintain its funding of all or any part of a Eurodollar Rate Borrowing as it sees fit. All such determinations hereunder, however, shall be made as if each Lender had actually funded and maintained funding of each Eurodollar Rate Borrowing through the purchase in the London Interbank Market of one or more Eurodollar deposits in an amount equal to the principal amount of such Advance and having a maturity corresponding to such Interest Period.

    Section 2.28 BOOKING ADVANCES. Any Lender may make, carry or transfer Advances at, to or for the account of any of its branch offices or the office of any affiliate.

    Section 2.29 QUOTATION OF RATES. It is hereby acknowledged that the Authorized Financial Officer on behalf of Company may call Administrative Lender on or before the date on which notice of an elective interest rate is to be delivered by the Authorized Financial Officer on behalf of Company in order to receive an indication of the Eurodollar Rate then in effect, but that such projection shall not be binding upon Administrative Lender or Lenders nor affect the rate of interest which thereafter is actually in effect when the election is made.

    Section 2.30   REPLACEMENT BY COMPANY OF A LENDER.

    (a) CAPITAL ADEQUACY. If any Lender has requested compensation in accordance with the terms of Section 2.24 hereof and (i) such request is not the result of any uniform changes in the statutes or regulations for capital adequacy, (ii) there exists no Default or Event of Default hereunder, and
(iii) Company and such Lender are unable to reach a written agreement regarding such request within 30 days following written notice by such Lender to Company and Administrative Lender of such request, then after the expiration of 30 days following the delivery of the Reimbursement Notice, Company may (A) replace such Lender in whole with another Eligible Assignee reasonably acceptable to Administrative Lender pursuant to an Assignment and Acceptance Agreement, or (B) reduce the Commitment in the full amount of such Lender's Specified Percentage of the Commitment and repay such Lender in full. If Company accomplishes the replacement or repayment of such Lender within 60 days following the delivery of the Reimbursement Notice, Company shall only owe any such Lender amounts under Section 2.24 hereof through the date of replacement or repayment. If Company does not accomplish either replacement or repayment of such

Lender within such 60 days, Company shall owe such Lender in accordance with the terms of any written agreement reached between such Lender and Company, and, if no such agreement has been reached, Company shall owe such Lender in accordance with the terms and provisions of Section 2.24 hereof. If the Commitment is reduced by Company pursuant to this Section 2.30(a), Company and Lenders agree that the Specified Percentages of each Lender will be automatically ratably adjusted to reflect such reduction of the Commitment. Each Lender agrees to the automatic readjustment of each remaining Lender's contingent liabilities under Section 3.04 hereof according to the new (adjusted) Specified Percentages.

    (b) ACQUIRED LENDER. If any Lender is acquired by or merges with any other Person (including any other Lender) and (i) such Lender is not the surviving Person, and (ii) there exists no Default or Event of Default hereunder, Company may replace such Lender in whole with another Eligible Assignee acceptable to Administrative Lender pursuant to an Assignment and Acceptance Agreement within thirty days following the date of consummation of any such Acquisition.

    (c) CERTAIN CIRCUMSTANCES. If (a) there exists no Default or Event of Default on any such date and no Default or Event of Default shall be caused by the action permitted below and (b) any Lender refuses to consent to any amendment, waiver or consent to any provision hereof or in any Loan Paper in accordance with the terms of Section 10.10 hereof (other than an amendment to increase the Commitment of such Lender), but to which each other Lender has previously agreed, then, Company may, with the prior written consent of Administrative Lender, within 90 days after the date of such consent, amendment or waiver, replace such Lender in whole with another Eligible Assignee, pursuant to an Assignment and Acceptance Agreement and otherwise in accordance with the terms of Section 10.02 hereof.

                                     ARTICLE III

                                  LETTERS OF CREDIT

    Section 3.01 LETTER OF CREDIT COMMITMENT. Subject to the terms and conditions of this Agreement and each Application, each Lender agrees that Administrative Lender shall, and Administrative Lender agrees on behalf of Lenders in their Pro Rata Part to, issue Commercial Letters of Credit and Stand-By Letters of Credit as requested by Company, provided that at no time shall the aggregate face amount of all Letters of Credit exceed the Letter of Credit Commitment. Upon the issuance of each Letter of Credit, each Lender shall be deemed to have purchased a participating interest in such Letter of Credit in an amount equal to its Pro Rata Part in the face amount of such Letter of Credit. No Letter of Credit shall have an expiration date later than the Maturity Date.

    Section 3.02 APPLICATION FOR AND ISSUANCE OF COMMERCIAL LETTERS OF CREDIT AND STAND-BY LETTERS OF CREDIT.

         (a) COMMERCIAL LETTERS OF CREDIT. Commercial Letters of Credit issued under this Article III (i) shall be in forms acceptable to Administrative Lender, (ii) shall be issued upon at least one Business Day's notice on such date as Company may designate, (iii) shall not be issued in an aggregate face amount exceeding the difference between Letter of Credit Commitment minus the aggregate face amount of all outstanding Stand-By Letters of Credit, (iv) shall be dated the date of issuance and
    (v) shall expire on such date as may be requested by Company, but in no event later than the earlier of (a) 365 days after their respective issuance dates or (b) the Maturity Date. Company's request for the issuance of each Commercial Letter of Credit hereunder shall be via a duly executed and completed Application. Notwithstanding anything herein or in any other Loan Papers to the contrary, in no event shall Company be entitled to request the issuance of a Commercial Letter of Credit if the issuance of such Letter of Credit would cause the sum of (i) the aggregate face amount of all Letters of Credit, plus (ii) the aggregate amount of all Advances outstanding, to exceed the lesser of (A) the Borrowing Base minus the aggregate outstanding amount under the Senior Notes, and (B) the Commitment.

         (b) STAND-BY LETTERS OF CREDIT. Each Stand-By Letter of Credit issued under this Article III (i) shall be in a form acceptable to Administrative Lender, (ii) shall be issued upon at least one Business Day's notice on such date as Company may designate, (iii) shall not be issued in an aggregate face amount of all Stand-By Letters of Credit outstanding at any one time exceeding the difference between Letter of Credit Commitment minus the aggregate face amount of all outstanding Commercial Letters of Credit, (iv) shall be dated the date of issuance and
    (v) shall expire on such date as may be requested by Company, but in no event later than the Maturity Date. Company's request for each issuance of a Stand-By Letter of Credit hereunder shall be via a duly executed and completed Application. Notwithstanding anything herein or in any other Loan Papers to the contrary, in no event shall Company be entitled to request the issuance of a Stand-By Letter of Credit if the issuance of such Letter of Credit would cause the sum of (i) the aggregate face amount of all Letters of Credit, plus (ii) the aggregate amount of all Advances outstanding, to exceed the lesser of (A) the Borrowing Base minus the aggregate outstanding amount under the Senior Notes, and (B) the Commitment.

    Section 3.03 COMMISSION; PAYMENT OF DRAFTS DRAWN UNDER LETTERS OF CREDIT; INCORPORATION OF TERMS OF THE APPLICATIONS.

    (a) Subject to Section 10.15 hereof, for the issuance of each Commercial Letter of Credit, Company shall pay:

         (i) to Administrative Lender for the account of Lenders in their Pro Rata Part, the Applicable Margin on the face amount of each Commercial Letter of Credit, payable by Company as it accrues upon receipt of an invoice from Administrative Lender; and

         (ii) to Administrative Lender for its own account an issuance fee equal to $150 for each Commercial Letter of Credit, such issuance fee to be payable by Company upon receipt of an invoice from Administrative Lender.

    (b) Subject to Section 10.15 hereof, for the issuance of each Stand-By Letter of Credit, Company shall pay:

         (i) to Administrative Lender for the account of Lenders in their Pro Rata Part, the product of the Applicable Margin for any Stand-By Letter of Credit on such date of issuance, multiplied by the face amount of such Stand-By Letter of Credit, such credit fee to be payable by Company upon receipt by Company of an invoice from Administrative Lender; and

         (ii) to Administrative Lender for its own account an issuance fee equal to the greater of (A) one-tenth of one percent (1/10 of 1%) per annum of the face amount of each Stand-By Letter of Credit and (B) $150, such issuance fee to be payable by Company upon receipt by Company of an invoice from Administrative Lender.

All the terms and provisions of any and all Applications under this Article III are incorporated herein by reference; provided, however, that in the event of a conflict between the provisions of this Agreement and any Application, the provisions of this Agreement shall control. Company shall pay to Administrative Lender for the account of Lenders in their Pro Rata Part on demand an amount equal to the face amount of each draft drawn or purporting to be drawn under a Letter of Credit in accordance with the terms of the Application unless all conditions precedent under Article IV have been satisfied and there exists no Default or Event of Default, at which such time Company may request an Advance under the Loan. If for any reason Company may not or does not request an Advance under the Loan, Administrative Lender may debit Company's account(s) with Administrative Lender (up to the credit balance thereof) in order to pay each such draft, but Administrative Lender shall not be required to effect any such debit. If Company's account(s) have insufficient funds with which to pay such draft and if payment thereof is not otherwise made or provided for on the maturity date of the draft, the face amount of the maturing draft shall automatically be deemed to be an Advance under the Loan so long as there exists no Default or Event of Default, the conditions precedent under Article IV have been met and satisfied, and the total principal amount of all outstanding Advances (after treating the face amount of the draft as an Advance) would not exceed the lesser of (a) the Commitment minus the aggregate outstanding face amount of all Letters of Credit or (b) the Borrowing Base minus the sum of (i) the aggregate outstanding face amount of all Letters of Credit, plus (ii) the aggregate outstanding amount under the Senior Notes. Such Advance shall be evidenced by a Notice of Borrowing/Conversion to be received by Administrative Lender not more than two Business Days following the date the draft matured. The failure of Company to transmit such Notice of Borrowing/Conversion shall not affect Company's obligation to repay such amount, and such amount shall be deemed to be a Base Rate Borrowing.

    Section 3.04 REIMBURSEMENT OBLIGATION OF LENDERS. Each Lender (including NationsBank of Texas, N.A. in its capacity as a Lender) agrees that it shall be unconditionally and irrevocably liable, without regard to the occurrence of any Default or Event of Default, to reimburse Administrative Lender on demand for such Lender's Specified Percentage of the amount of each draft paid by Administrative Lender in respect of any Letter of Credit, to the extent that such amount is not reimbursed to Administrative Lender by Company. If Administrative Lender is required at any time (whether before or after the expiration date of any Letter of Credit) to return to Company or to a trustee, receiver, liquidator, custodian or other similar official any portion of the payments made by or on behalf of Company to Administrative Lender in reimbursement of payments made by Administrative Lender under any Letter of Credit and interest thereon, each Lender shall, upon demand by Administrative Lender, forthwith pay over to Administrative Lender such Lender's Specified Percentage of such amount. All amounts payable by any Lender under this Section 3.04 shall include interest thereon from the day the applicable draw is made (or the date such Lender was to have made such reimbursement payment, as appropriate), to but not including the date such amount is paid by such Lender to Administrative Lender, at a per annum rate equal to the Federal Funds Rate. The obligations of Lenders under this Section 3.04 shall continue after the Maturity Date and survive any termination of this Agreement.

    Section 3.05 SHARING OF PAYMENTS. Each Lender shall share in any interest which accrues and is paid by Company according to such Lender's Specified Percentage. All amounts recovered by Administrative Lender or any Lender hereunder or under any other Loan Papers and which are applied to the Reimbursement Obligation shall be distributed to Lenders according to their Specified Percentages.

    Section 3.06 DUTIES OF ADMINISTRATIVE LENDER. Administrative Lender agrees with each Lender that it will exercise and give the same care and attention to each Letter of Credit as it gives to its other letters of credit and Administrative Lender's sole liability to each Lender shall be to distribute promptly to each Lender, as and when received by Administrative Lender, each Lender's Specified Percentage of any payments made to Administrative Lender by Company under this Article III. Each Lender and Company agrees that, in paying any draft, Administrative Lender shall not have any responsibility to obtain any document (other than the drafts, certificates and other documents required by the Letter of Credit and/or this Agreement) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the person delivering any such document. None of Administrative Lender and its representatives, directors, officers, employees, attorneys or agents shall be liable to any Lender or Company for
(i) any action taken or omitted in connection herewith at the request or with the approval of any Lender in its capacity as Administrative Lender, (ii) any action taken or omitted in the absence of gross negligence and the absence of wilful misconduct, (iii) any recitals, statements, representations or warranties contained in any document distributed to any Lender, (iv) the creditworthiness of Company or (v) the execution, effectiveness, genuineness, validity or enforceability of any Loan Papers or any other document contemplated hereby or thereby. Administrative Lender and its officers, directors, employees, attorneys and agents shall be entitled to rely and shall be fully protected in relying on any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telex or teletype message, statement, order, or other document or conversation believed by it or them to be genuine and correct and to have been signed or made by the proper person and, with respect to legal matters, upon opinions of counsel selected by Administrative Lender.

    Section 3.07 LENDERS, GENERALLY. No Lender shall be liable for the performance or nonperformance of the obligations of any other Lender under this
Article III.

    Section 3.08   GENERAL PROVISIONS.

         (a) MAXIMUM AMOUNT AND TERM. At no time shall the aggregate outstanding face amount of all Letters of Credit exceed the lesser of (i) $25,000,000, (ii) the Commitment minus the aggregate outstanding Advances under the Loan and (iii) the Borrowing Base minus the sum of (A) the aggregate outstanding Advances under the Loan, plus (B) the aggregate outstanding amount under the Senior Notes. No Letter of Credit shall have an expiration date later than the Maturity Date.

         (b) COMPUTATION OF APPLICABLE MARGIN FOR LETTERS OF CREDIT. Subject to Section 10.15 hereof, the Applicable Margin on Commercial Letters of Credit issued hereunder shall be calculated on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days such Commercial Letters of Credit remain outstanding.


                                      ARTICLE IV

                                 CONDITIONS PRECEDENT

    Section 4.01 CONDITIONS TO THE CLOSING DATE AND THE INITIAL ADVANCE. The obligation of each Lender to enter into this Agreement, to make the initial Advance and issue the initial Letter of Credit hereunder is subject to the accuracy, as of the date hereof, of the representations and warranties herein contained, to the performance by Company of its obligations to be performed hereunder on or before the date of such Advance, issuance or creation, and to the satisfaction of the following further conditions:

    (a) REPRESENTATIONS AND WARRANTIES; NO DEFAULT OR EVENT OF DEFAULT. The representations and warranties contained in Article V hereof shall be true in all material respects on and as of the date of the initial Advance and each issuance of a Letter of Credit hereunder as if such representations and warranties had been made on and as of such dates; and on each such date no Default or Event of Default shall have occurred and be continuing.

    (b) COMPANY'S RESOLUTIONS AND PROCEEDINGS. On the Closing Date, Company shall have delivered to Administrative Lender, in form and substance satisfactory to Administrative Lender and each Lender:

      (i) resolutions of the Board of Directors of Company, certified by its secretary or assistant secretary, which resolutions shall authorize the execution, delivery and performance by Company of this Agreement, the Notes, and the other Loan Papers to which Company is a party;

         (ii) a certificate of incumbency certified by the secretary or assistant secretary of Company with specimen signatures of the president or vice president and secretary or other officers of Company who will sign this Agreement, the Notes, and the other Loan Papers;

         (iii) certificate of incorporation of Company certified as of a recent date by the Secretary of State of the State of Delaware;

         (iv) bylaws of Company certified by the secretary or assistant secretary of Company;

         (v) recent certificate of the appropriate government officials of the State of Delaware as to the existence and good standing of Company;

         (vi) recent certificates of the appropriate government officials of each state in which Company conducts business evidencing the authority of Company to do business in such state; and

         (vii) copies of all Stock Option Plans.

    (c) NOTES AND LOAN PAPERS. Company shall have executed and delivered to each Lender its Note in the amount of each such Lender's Specified Percentage of the Commitment, a Loan Compliance Certificate, a Borrowing Base Report and all other Loan Papers required to be delivered on the Closing Date.

    (d) OPINION OF COMPANY'S COUNSEL. On the Closing Date, Company shall have delivered to Administrative Lender a favorable opinion of counsel to Company satisfactory to Administrative Lender and Lenders, dated the Closing Date, in form and substance acceptable to Administrative Lender and Special Counsel, but specifically including, without limitation, opinions as to the organization, good standing, etc. of the following Subsidiaries: Aaron Brothers Holdings, Inc., Aaron Brothers, Inc., Aaron Brothers Art Marts, Inc., Leewards Creative Crafts, Inc. and Treasure House Stores, Inc.

    (e) INSURANCE. Company and each Subsidiary shall have delivered to Administrative Lender certificates of insurance or other evidence reasonably satisfactory to Administrative Lender reflecting compliance with Section 6.06 of this Agreement, including, without limitation, detailed descriptions of all self-insurance programs or proposed self-insurance programs in existence on the Closing Date.

    (f) LIEN SEARCH REPORT. On the Closing Date, Company shall have delivered to Administrative Lender the results of Uniform Commercial Code searches showing all financing statements and other documents or instruments on file against Company in the office of the Secretary of State for the States listed on
SCHEDULE 4.01 hereto, and such Lien search reports shall show no Liens against any properties of Company except Permitted Liens.

    (g) LEGAL DETAILS. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Administrative Lender, each Lender, Special Counsel and each Lender's counsel, and Administrative Lender and each Lender shall have received copies of all documents which they may reasonably request in connection with such transactions and all corporate proceedings with respect thereto in form and substance satisfactory to Administrative Lender, each Lender and Special Counsel.

    Section 4.02   CONDITIONS PRECEDENT TO EACH ADVANCE.   The obligation of
each Lender to make each Advance shall be subject to the further conditions precedent that on the date of such Advance the following statements shall be true (and the delivery of each notice of borrowing under Section 2.04 hereof, or notice of continuation or conversion under Section 2.22 hereof, or the acceptance by Company of the proceeds of any Advance shall constitute a representation that on the disbursement date they are true):

         (a) The representations and warranties contained in Article V hereof are true and correct on such date, as though made on and as of such date,

         (b) No event has occurred and is continuing, or would result from such Advance (including the intended application of the proceeds of such Advance), that does or could reasonably be expected to constitute a Default or Event of Default,

         (c) No Material Adverse Change, as determined by Lenders shall have occurred and be continuing since January 28, 1996,

         (d) Upon giving effect to such Advance, the aggregate amount of the sum of (i) all outstanding Advances under the Loan plus (ii) the aggregate face amount of all outstanding Letters of Credit, will not exceed the lesser of (A) the Commitment or (B) the Borrowing Base minus the aggregate outstanding amount of the Senior Notes as of such date, and

         (e) Each Lender shall have received, in form and substance acceptable to it, such other approvals, documents, certificates, opinions and information as it may have reasonably deemed necessary or appropriate and requested in writing.

    Section 4.03 CONDITIONS PRECEDENT TO EACH LETTER OF CREDIT. The obligation of Administrative Lender to issue each Letter of Credit shall be subject to the further conditions precedent that on the date of such Letter of Credit issuance the following statements shall be true (and the delivery of each notice of borrowing under Section 2.04 hereof, or notice of continuation or conversion under Section 2.22 hereof, or the acceptance by Company of the proceeds of any Advance shall constitute a representation that on the disbursement date they are true):

         (a) The representations and warranties contained in Article V hereof are true and correct on such date, as though made on and as of such date,

         (b) No event has occurred and is continuing, or would result from the issuance of such Letter of Credit, that does or could constitute a Default or Event of Default,

         (c) No Material Adverse Change, as determined by Lenders, shall have occurred and be continuing since January 28, 1996,

         (d) A duly completed, executed and delivered Application (executed by Company) with respect to such Letter of Credit shall have been received by Administrative Lender,

         (e) Upon giving effect to such Letter of Credit, the aggregate amount of the sum of (i) the aggregate face amount of all outstanding Letters of Credit, plus (ii) all outstanding Advances under the Loan will not exceed the lesser of (A) the Commitment or (B) the Borrowing Base minus the aggregate outstanding amount under the Senior Notes as of such date, and

         (f) Administrative Lender shall have received, in form and substance acceptable to it, such other approvals, documents, certificates, opinions and information as it may have reasonably deemed necessary or appropriate and requested in writing.


                                      ARTICLE V

                            REPRESENTATIONS AND WARRANTIES

    Company represents and warrants to each Lender as follows:

    Section 5.01 ORGANIZATION, AUTHORITY, AND QUALIFICATION. (a) Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) Company has the corporate power and authority to execute, deliver and perform this Agreement, the Notes, and the other Loan Papers to which it is a party, and to borrow hereunder, (c) each of Company and its Subsidiaries is in all respects duly qualified and licensed under all applicable laws or regulations to own its properties as now owned and to carry on its business as now conducted, except where the failure to so qualify could not reasonably be expected to cause a Material Adverse Change, (d) each of Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction where the character of its properties or nature of its activities make such qualification necessary, except where the failure to so qualify could not reasonably be expected to cause a Material Adverse Change, (e) Company presently has no Subsidiaries except those listed on SCHEDULE 5.01 attached hereto, which schedule correctly reflects the jurisdiction of organization, the percent ownership position of Company in each such Subsidiary, the classes of Company's and each Subsidiary's Capital Stock, and the numbers of shares or partnership interests authorized and outstanding of Company and each Subsidiary, (f) each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and (g) upon each delivery of a Guaranty in accordance with the terms of Section 6.15 hereof, each Subsidiary executing a Guaranty has the corporate power and authority to execute, deliver and perform its respective Guaranty and any other Loan Papers to which it is a party.

    Section 5.02 FINANCIAL STATEMENTS. Company has delivered to Lender audited consolidated financial statements as at and for the fiscal year ended January 28, 1996. Such financial statements fairly reflect the financial condition of Company and its Subsidiaries as at such dates and fairly reflect the results of the operations of Company and its Subsidiaries for the periods then ended, all in conformity with GAAP. There has been no Material Adverse Change since January 28, 1996.

    Section 5.03 DEFAULT. Neither Company nor any Subsidiary is in default in any material respect under the provisions of any document or instrument evidencing any material obligation, indebtedness, or liability of Company or such Subsidiary, or of any agreement relating thereto, or under any order, writ, injunction, or decree of any court, and is not in default in any material respect under or in violation of any order, regulation, or demand of any Tribunal, which default or violation would have consequences which could cause a Material Adverse Change.

    Section 5.04 AUTHORIZATION AND COMPLIANCE WITH LAWS; MATERIAL AGREEMENTS; ENFORCEABILITY. (a) The execution, delivery and performance of this Agreement, the borrowing hereunder and the execution, delivery and performance of the Notes and the other Loan Papers by Company have been duly authorized by all requisite corporate action on the part of Company and will not violate the certificate of incorporation or bylaws of Company and will not violate any material provision of law or order of any Tribunal. The execution, delivery and performance of this Agreement, the borrowing hereunder and the execution, delivery and performance of the Notes and the other Loan Papers by Company will not conflict with, result in a breach of the provisions of, constitute a default under (or result in the imposition of any Lien, or encumbrance upon the assets of Company or any

Subsidiary pursuant to the provisions of, except Permitted Liens) any indenture, mortgage, deed of trust, franchise, permit, license, note, or other agreement or instrument to which Company or any Subsidiary is a party, except to the extent any conflict, breach, or default could not reasonably be expected to cause a Material Adverse Change; and (b) the execution, delivery and performance of its respective Guaranty (if any) and any other Loan Papers to which it is a party have been duly authorized by all requisite corporate action on the part of each Subsidiary, will not violate the certificate of incorporation or articles of incorporation, as the case may be, of such Subsidiary or bylaws of such Subsidiary, and will not violate any material provision of law or order of any Tribunal. The execution, delivery and performance of its respective Guaranty (if any) and any other Loan Papers to which it is a party will not conflict with, result in a breach of the provisions of, constitute a default under (or result in the imposition of any Lien, or encumbrance upon the assets of such Subsidiary pursuant to, except Permitted Liens) the provisions of any material indenture, mortgage, deed of trust, franchise, permit, license, note, or other agreement or instrument to which any Subsidiary is a party. This Agreement, the Notes and each other Loan Paper is the legal, valid and binding obligation of Company and each Subsidiary executing and delivering the same, each enforceable in accordance with its respective terms.

    Section 5.05 LITIGATION AND JUDGMENTS. There is no Litigation by or before any Tribunal pending, or, to the knowledge of Company, threatened against or affecting Company or any Subsidiary or involving the validity or enforceability of any of the Loan Papers, which, if adversely determined, could reasonably be expected to cause a Material Adverse Change, or materially adversely affect the ability of Company to perform its obligations as contemplated by this Agreement, other than litigation disclosed on SCHEDULE 5.05 hereto. There are no outstanding judgments against Company or any Subsidiary in excess of $1,000,000.

    Section 5.06 OWNERSHIP OF PROPERTIES; LIENS. Company and each Subsidiary has good and indefeasible title or valid leasehold interests in all its material properties and assets, real and personal, and none of such property or assets or leasehold interests is subject to any security interests or Liens of any kind, except Liens described on SCHEDULE 5.06 hereof and Permitted Liens.

    Section 5.07   USE OF PROCEEDS; MARGIN SECURITIES.  The proceeds of the
Loan will be used for the purposes set forth in Section 2.05 of this Agreement and for no other purposes. Neither Company nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, U, or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any extension of credit under this Agreement will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock. Neither Company nor any Person acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate any of said Regulations G, U, or X, or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, in each case as now in effect or as the same may hereafter be in effect.

    Section 5.08 TAXES. Company and each Subsidiary has filed all Federal and state tax returns or reports required of them, including but not limited to income, franchise, employment, and sales taxes, and have paid all tax liability to the extent the same has become due and before it may have become delinquent in accordance with such returns, and except for routine sales, use tax audits and other audits, Company knows of no pending investigations of Company or any Subsidiary by any taxing authority, or of any material pending but unassessed tax liability.

    Section 5.09 NO APPROVALS REQUIRED, SEC FILINGS. No registration with or approval of any Tribunal is necessary for the execution or validity of this Agreement, the Notes and the other Loan Papers. From January 29, 1996 until the Closing Date, no Form 8-K's were filed by the Company which disclosed new material agreements of the Company other than as disclosed to the Administrative Lender in writing.

    Section 5.10 ERISA. Company and each Subsidiary have complied with all applicable minimum funding requirements and all other applicable and material requirements of ERISA, and there are no existing conditions which would give rise to any liability thereunder. No Reportable Event (as defined in Section 4043 of ERISA) has occurred in connection with any such plan which might constitute grounds for the termination thereof by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such plan.

    Section 5.11 LANDLORD'S LIENS. On the Closing Date, no landlord is exercising any of its rights with respect to any statutory or contractual landlord's liens covering the assets of Company or any Subsidiary at any warehouse facility of Company or any of its Subsidiaries, except as set forth on
SCHEDULE 5.11 hereof. At all times after the Closing Date, no landlord is exercising any of its rights with respect to any statutory or contractual landlord's liens covering the assets of Company or any Subsidiary at any warehouse facility of Company or any of its Subsidiaries, except where such exercise could not reasonably be expected to cause a Material Adverse Change.

    Section 5.12 SUBSIDIARIES. Company has no Subsidiaries, except as described on SCHEDULE 5.01 hereto.

    Section 5.13 SUBORDINATED DEBT AND SENIOR NOTES. The Obligations are designated as, and constitute "Senior Indebtedness" as defined in the Subordinated Debt Indenture (this facility being an amendment and restatement of the "Bank Line of Credit" as defined in the Subordinated Debt Indenture and that certain Promissory Note, dated August 3, 1992), and as such, the Obligations are senior and superior in right of payment to the Subordinated Debt to the extent described in the Subordinated Debt Indenture. The Obligations are designated as, and constitute "Senior Indebtedness" as defined in, the Senior Notes Indenture. The Company has delivered to the Administrative Lender executed, complete and correct copies of the Senior Note Indenture and the Subordinated Debt Indenture.


                                      ARTICLE VI

                                AFFIRMATIVE COVENANTS

    Company covenants and agrees that, as long as Company may borrow hereunder and until payment in full of the Obligations:

    Section 6.01 REPORTING REQUIREMENTS. Promptly as set forth below, Company will deliver to Administrative Lender and each Lender:

         (a) As soon as available, and in any event within 90 days after the end of each fiscal year, Company will furnish to each Lender a copy of the annual consolidated audit report of Company and its Subsidiaries for such fiscal year containing balance sheets, statements of income, statements of stockholders' equity, and statements of cash flow, and prepared in accordance with GAAP, certified by the Auditor to Lenders to present fairly the financial condition and results of the operations of Company and its Subsidiaries at the date and for the periods indicated therein, such audit report to be accompanied by a Loan Compliance Certificate (herein so called) in substantially the form attached hereto as EXHIBIT E, with appropriate completions, signed by an Authorized Financial Officer;

         (b) As soon as available, and in any event within 45 days after the end of each of the first three fiscal quarters in each fiscal year, Company will furnish to each Lender a copy of an unaudited consolidated financial report of Company and its Subsidiaries as at the end of such fiscal quarter and for both the quarterly period then ended and the then-elapsed portion of the fiscal year, containing balance sheets and statements of income, and prepared in accordance with GAAP (except for the absence of footnotes and subject to changes resulting from audit and normal year-end adjustments), certified by an Authorized Financial Officer to present fairly the financial condition and results of the operations of Company and its Subsidiaries at the date and for the periods indicated therein, each such financial report to be accompanied by a Loan Compliance Certificate, with appropriate completions, signed by an Authorized Financial Officer;

         (c) Promptly upon the request of any Lender from time to time, copies of all material reports or letters submitted to Company or any of its Subsidiaries by the Auditor or any other accountants in connection with any annual, interim or special audit, including without limitation the comment letter submitted to management in connection with any such audit;

         (d) (i) Together with each set of financial statements delivered pursuant to subsection (a) and (b) above, a duly executed and completed Loan Compliance Certificate for such period, and (ii) in accordance with the terms of Section 2.06 hereof, a monthly Borrowing Base Report;

         (e) Immediately upon knowledge by an Authorized Financial Officer of Company of (i) the occurrence of any Default or Event of Default, or (ii) any material change in any material fact or circumstance represented or warranted in any Loan Papers, or (iii) the occurrence of any event or the existence of any circumstance which could reasonably be expected to cause a Material Adverse Change, or (iv) any default or any breach of any material provision or term under any material agreement, including without limitation, any such notice relating to any documentation related to the Subordinated Debt or Senior Notes, a notice from an Authorized Financial Officer, setting forth the details of such occurrence and the action being taken or proposed to be taken with respect thereto;

         (f) Immediately after knowledge thereof by an Authorized Financial Officer of Company, notice of any Litigation pending or threatened against Company or any Subsidiary which, if determined adversely, could reasonably be expected to constitute a Material Adverse Change, together with a statement of an Authorized Financial Officer, describing the allegations of such Litigation, and the action being taken or proposed to be taken with respect thereto;

         (g) Immediately following notice or knowledge thereof by an Authorized Financial Officer of Company, notice of any actual or threatened loss or termination of or refusal to grant or renew any material authorization or license, together with a statement of an Authorized Financial Officer, describing the circumstances surrounding the same, and the action being taken or proposed to be taken with respect thereto;

         (h) Promptly after filing or receipt thereof by an Authorized Financial Officer of Company, copies of all reports and notices that Company or any of its Subsidiaries (i) files or receives in respect of any Plan with or from the Internal Revenue Service, the PBGC or the United States Department of Labor, or (ii) furnishes to or receives from any holders of any Debt, if in the case of clauses (i) and (ii), any information or dispute referred to therein could reasonably be expected to result in a Default or an Event of Default or cause a Material Adverse Change;

         (i) As soon as possible and in any event within 10 days after Company knows that any Reportable Event has occurred with respect to any Plan of Company or any Subsidiary, a statement of an Authorized Financial Officer, describing such Reportable Event and the action being taken or proposed to be taken with respect thereto;

         (j) As soon as possible, and in any event within 10 days after receipt by Company, a copy of (a) any notice or claim to the effect that Company or any Subsidiary is or may be liable to any Person as a result of the Release by Company, any of its Subsidiaries, or any other Person of any hazardous substance or hazardous waste into the environment, and (b) any notice alleging any violation of any Environmental Law by Company or any Subsidiary, which could, in either case, reasonably be expected to cause a Material Adverse Change; and

         (k) Promptly upon request, such other information concerning the condition or operations of any of Company, its Subsidiaries, any Guarantors, and any of their Affiliates, financial or otherwise, as Administrative Lender or any Lender may from time to time reasonably request.

    Section 6.02 PERFORMANCE OF OBLIGATIONS. Company will duly and punctually cause to be paid and performed each of the Obligations, including, without limitation, its obligations under this Agreement and each of the other Loan Papers, as the same may be amended or modified from time to time.

    Section 6.03 PRESERVATION OF EXISTENCE AND FRANCHISES AND CONDUCT OF BUSINESS. Subject to the actions permitted by Section 7.05 hereof, Company will, and will cause each Subsidiary to, do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights, leases, patents, and all other licenses or rights necessary to comply with all laws, regulations, rules, statutes, or other provisions applicable to Company or such Subsidiary in the operation of its business, and Company will, and will cause each Subsidiary to, continue to conduct and operate its business substantially as conducted and operated during the preceding calendar year including without limitation the right to enforce all rights and remedies it may have against franchisees, tenants and subtenants as specified in any franchise agreement, lease or sublease.

    Section 6.04 MAINTENANCE OF PROPERTIES. Company will, and will cause each Subsidiary to, cause all of the material properties used or useful in the conduct of the business of Company or such Subsidiary to be maintained and kept in satisfactory condition, repair and working order, and supplied with all necessary equipment, and cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as Company may reasonably deem to be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

    Section 6.05 PAYMENT OF TAXES AND OTHER CHARGES. Company will, and will cause each Subsidiary to, promptly pay and discharge, or cause to be paid and discharged, all lawful taxes, assessments, and governmental charges or services imposed upon Company or such Subsidiary or upon the property, real, personal or mixed, belonging to Company or such Subsidiary or upon any part thereof, before the payment thereof shall be in default, as well as all lawful claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such property, or upon any part thereof; provided, however, that Company or such Subsidiary shall not be required to pay and discharge, or cause to be paid and discharged, any such tax, assessment, charge, levy or claim, (i) so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings diligently pursued, if appropriate reserves have been provided therefor, or (ii) as to which adequate bonds have been obtained; and further provided that, with respect to liens or charges securing an amount less than $500,000, Company shall have thirty days grace to accomplish such discharge.

    Section 6.06 INSURANCE. Company will, and will cause each Subsidiary to, keep adequately insured either (a) by financially sound and reputable insurers such assets, business, and property of Company and each Subsidiary as are customarily insured by owners of similar property against loss or damage of the kinds customarily insured against by owners of similar property, or (b) pursuant to a plan of self-insurance established in accordance with sound and appropriate practices and in accordance with Applicable Law. Company will promptly notify Administrative Lender of any proposed cancellation or substantial modification of any material insurance policies, and/or the implementation of any plan of self-insurance.

    Section 6.07 MAINTENANCE OF BOOKS AND RECORDS. Company will, and will cause each Subsidiary to, maintain proper books of record and account in which entries in accordance with GAAP will be made of all dealings and transactions in relation to its business and activities.

    Section 6.08 INSPECTION OF PROPERTIES, BOOKS AND RECORDS. Company will, and will cause each Subsidiary to, permit any Lender and/or its representatives to visit and inspect any of the properties of Company or such Subsidiary, to examine all books, records, reports, accounts and other papers, including but not limited to financial and accounting records and other contracts and records of Company or such Subsidiary, to make copies and extracts therefrom, and to discuss the affairs, finances and accounts of Company or such Subsidiary with the officers, employees, directors and auditors of Company or such Subsidiary, all at such reasonable times and with reasonable notice under the circumstances, as any Lender may reasonably request. Company will, and will cause each Subsidiary to, permit an inspection of the inventory of Company and its Subsidiaries, at the request of Majority Lenders, but no more often than once each fiscal year of Company.

    Section 6.09 COMPLIANCE WITH LAW. Company will, and will cause each Subsidiary to, comply with all Law applicable to its or their business, the failure to comply with which could reasonably be expected to cause a Material Adverse Change.

    Section 6.10 EXPENSES AND LEGAL FEES. Company agrees to pay (a) all reasonable out-of-pocket expenses of Administrative Lender, Special Counsel and other counsel to Administrative Lender in connection with the negotiation, preparation and interpretation of this Agreement and the Loan Papers, including schedules, exhibits and amendments hereto and thereto, the making of the Loan and Advances hereunder, the issuance of any Letters of Credit as issuing Lender hereunder, the review of any documents, the negotiation and preparation of any amendments, consents and waivers to this Agreement or any Loan Papers from time to time requested or required, the release of any security for the Obligation, the review and interpretation of any of the Loan Papers deemed advisable by Administrative Lender from time to time, the negotiation, preparation and interpretation of this Agreement and the Loan Papers (and any new Loan Papers) in connection with a "work-out", the collection of the Obligation or enforcement of any Loan Papers, and the reasonable fees and expenses of Special Counsel to Administrative Lender and other counsel to Administrative Lender from time to time in connection with any of the foregoing, including the consideration of legal questions relevant thereto, and (b) all such out-of-pocket expenses, and fees and expenses of counsel, incurred by each Lender in connection with the collection of the Obligation or enforcement of any Loan Papers. The obligation of Company under this Section 6.10 shall continue after the Maturity Date, and survive any termination of this Agreement.

    Section 6.11 COMPLIANCE WITH ERISA. Company will, and will cause each Subsidiary to, comply with all applicable minimum funding requirements and all other applicable and material requirements of ERISA so as not to give rise to any liability thereunder. Promptly after the filing thereof Company shall furnish to each Lender with regard to each employee benefit plan maintained by it or any of its Subsidiaries a copy of each annual report required to be filed pursuant to Section 103 of ERISA in connection with each such plan for each plan year. Company will notify Administrative Lender immediately of any fact, including, but not limited to, any Reportable Event arising in connection with any such plan which might constitute grounds for the termination thereof by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such plan, and will furnish to any Lender promptly upon its request therefor such additional information concerning any such plan as may be reasonably requested.

    Section 6.12 FURTHER ASSURANCES. Company will on request of any Lender promptly correct any defect, error or omission which may be discovered in the contents of any of the Loan Papers or in the execution or acknowledgment thereof, and will execute, acknowledge and deliver such further instruments and do such further acts as may be necessary or as may be reasonably requested by any Lender to carry out more effectively the purposes of this Agreement and the Loan Papers. Company will, promptly upon the request of Administrative Lender on behalf of any Lender, furnish to Administrative Lender copies of all such instruments, documents, and other information as Administrative Lender may reasonably request from time to time.

    Section 6.13 SYNDICATION. Company agrees to use its reasonable efforts to assist Administrative Lender in its syndication efforts of this facility. In such regard, Company agrees to make its senior management available at reasonable times to meet with prospective lenders and to provide Administrative Lender and any potential assignees or participants with all reasonable information deemed necessary to complete the syndication. Company further agrees to attend meetings and make presentations regarding the business and prospects of Company with prospective assignees. Administrative Lender and Lenders agree to cause any such prospective lender or participant to agree to treat any such information delivered to them pursuant to this Section 6.13 (which is otherwise not publicly available) with the same degree of confidentiality as it treats such information relating to its borrowers.

    Section 6.14 SUBORDINATED DEBT AND SENIOR NOTES. Company agrees to notify (a) the Subordinated Debt Trustee of the existence of the Obligations and Company's designation of the Obligations and the Loan as Senior Indebtedness (as defined in the Subordinated Debt Indenture), and agrees further to provide the Subordinated Debt Trustee from time to time during the term of this Agreement with all information regarding Lenders, this facility and the Obligations as is required under the terms of the Subordinated Debt Indenture, and (b) the Senior Notes Trustee of the existence of the Obligations and Company's designation of the Obligations and the Loan as Senior Indebtedness (as defined in the Senior Notes Indenture), and agrees further to provide the Senior Notes Trustee from time to time during the term of this Agreement with all information regarding Lenders, this facility and the Obligations as is required under the terms of the Senior Notes Indenture. Company agrees to promptly deliver to Administrative Lender copies of all material letters and notices, and other material information received under or pursuant to the Subordinated Debt Indenture or the Senior Notes Indenture or the Subordinated Debt or the Senior Notes.

    Section 6.15 GUARANTIES OF THE SUBSIDIARIES. By February 2, 1997, each Subsidiary shall have executed and delivered to Administrative Lender a duly completed Guaranty in the form of EXHIBIT D, provided that, notwithstanding the foregoing, Subsidiaries constituting in the aggregate less than 7% of Total Tangible Consolidated Assets are not required to execute a Guaranty. On the date that any such Subsidiary delivers any such Guaranty, such Subsidiary shall deliver to the Administrative Lender together therewith:

         (i) certificate or articles of incorporation of such Subsidiary certified as of a recent date by the Secretary of State of the state of such Subsidiary's incorporation;

         (ii) bylaws of such Subsidiary certified by the secretary or assistant secretary of such Subsidiary;

         (iii) recent certificates of the appropriate government officials of the state of incorporation of such Subsidiary and any other state in which such Subsidiary conducts business as to the existence and good standing of such Subsidiary in such state;

         (iv) resolutions of the Board of Directors of such Subsidiary certified by its secretary or assistant secretary, which resolutions shall authorize the execution, delivery and performance by such Subsidiary of the Guaranty; and

         (v) a certificate of incumbency certified by the secretary or assistant secretary of such Subsidiary with specimen signatures of the president or vice president and secretary or other officers of such Subsidiary who will sign the Guaranty and any other Loan Papers to which such Subsidiary is a party.


                                  ARTICLE VII

                               NEGATIVE COVENANTS

     Company covenants and agrees that as long as Company may borrow hereunder and until payment in full of all the Obligations:

     Section 7.01 FINANCIAL COVENANTS. Company will comply with the following financial covenants and demonstrate such compliance as of the end of each fiscal quarter of Company pursuant to a Loan Compliance Certificate delivered to Lenders in accordance with the terms of Section 6.01(d)(i) hereof:

         (a) RATIO OF FUNDED DEBT TO TOTAL CAPITALIZATION. Company will not permit the ratio of Funded Debt to Total Capitalization at any time during Company's (i) second and third fiscal quarters each year during the term of this Agreement to be greater than 55%, and (ii) first and fourth fiscal quarters each year during the term of this Agreement to be greater than 45%.

         (b) FIXED CHARGES COVERAGE RATIO. Company will not permit the Fixed Charges Coverage Ratio at any time during Company's fiscal quarters ending
     (i) October 27, 1996, February 2, 1997, May 4, 1997 and August 3, 1997, to be less than 1.35 to 1.00, and (ii) thereafter during the term of this Agreement, to be less than 1.50 to 1.00.

         (c) CURRENT RATIO. Company will not permit the ratio of (a) Current Assets to (b) the sum of (i) Current Liabilities plus (ii) amounts outstanding under this Agreement as Advances, at any time after July 28, 1996 to be less than 1.75 to 1.00.

         (d) TANGIBLE ASSETS OF SUBSIDIARIES THAT ARE NOT GUARANTORS. At all times after February 2, 1997, the aggregate amount of Tangible Assets of Subsidiaries that are not Guarantors will constitute less than 7% of the amount of Total Tangible Consolidated Assets.

         (e) LIMITATION ON CAPITAL EXPENDITURES. Company shall not permit aggregate consolidated Capital Expenditures (including the cash portion of each acquisition) of the Company and its Subsidiaries, to exceed $70,000,000 during any fiscal year during the term of this Agreement, provided that, capital lease obligations of Company in connection with the point-of-sale equipment and store systems and services and equipment supporting such equipment and systems, commencing fiscal year 1996 and thereafter, up to a maximum aggregate amount of $32,000,000 throughout the term of this Agreement, shall be excluded from Capital Expenditures for the purposes of determining compliance with this Section 7.01(e).

     Section 7.02 ADDITIONAL DEBT. Company will not, and will not permit any Subsidiary to, incur or otherwise become liable in respect of or permit to exist any Debt or other indebtedness except

     (a) Company and the Subsidiaries may permit to exist the existing Debt shown on SCHEDULE 7.02, including Debt under the Senior Notes and the Subordinated Debt,

     (b) Company, Aaron Brothers Holdings, Inc. (and its subsidiaries and successors), Michaels of Canada, Inc. and Michaels of Puerto Rico, Inc. may incur or permit to exist accounts payable and accrued liabilities incurred in the ordinary course of business, and each of the Subsidiaries may incur or permit to exist accounts payable to the Company related to the Company's transfer of inventory to each Subsidiary in the ordinary course of business and

     (c) (i) Company may incur Debt owing to and held by any Subsidiary that is a Guarantor, or

          (ii) any Subsidiary that is a Guarantor may incur Debt owed to a Subsidiary that is a Guarantor or Company; provided however, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Subsidiary ceasing to be a Subsidiary or a Guarantor, or any subsequent transfer of any such Debt (except to Company or a Subsidiary that is a Guarantor) will be deemed, in each case, to constitute the incurrence of such debt by the issuer thereof.

So long as there exists no Default or Event of Default in existence on any such date and the incurrence of such Debt does not cause any Default or Event of Default, Michaels of Canada, Inc. may incur unsecured Debt in an aggregate amount not to exceed an amount equal to the Canadian Dollar equivalent of five million Dollars outstanding at any one time, and, in addition to the foregoing,

          (i) Company and any Subsidiary may incur or permit to exist, Debt secured by Liens permitted under subsections (a), (b), (c), (d) and (f) of the definition of "Permitted Liens" hereof;

          (ii) Company and Aaron Brothers Holdings, Inc. (and Aaron Brothers Holdings, Inc.'s subsidiaries and successors) may incur or permit to exist Debt of the Company and Aaron Brothers Holdings, Inc. (and Aaron Brothers Holdings, Inc.'s subsidiaries and successors) represented by capitalized lease obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing or refinancing all or any part of the purchase price or costs of construction, repairs, renovation, remodeling, expansion or other improvement of property, plant and equipment, including services and equipment supporting such items used in Company's business or any Subsidiary's business, in an aggregate principal amount outstanding not to exceed the lesser of (A) $10,000,000 or (B) 10% of Total Consolidated Assets, at the time of any incurrence of such Debt, provided that Aaron Brothers Holdings, Inc. (together with its subsidiaries and successors) may not incur more than $3,000,000 of such Debt;

          (iii) Company and any Subsidiary may incur or permit to exist Debt in the form of guaranties by Company or any Subsidiary of (A) indebtedness of any Subsidiary which such Subsidiary is permitted to incur under subsection
     (iv) below and (B) indebtedness of Michaels of Canada, Inc. up to the Canadian Dollar equivalent of five million Dollars as permitted above;

          (iv) Company and any Subsidiary may incur or permit to exist Debt not in excess of $10,000,000, in the aggregate at any one time outstanding for the Company and all its Subsidiaries;

          (v) Company may incur or permit to exist the capital lease obligations incurred from time to time for point-of-sale equipment and store systems, and services and equipment supporting this equipment and systems, the obligations under which do not exceed $32,000,000 in the aggregate throughout the term of this Agreement;

          (vi) Company may incur or permit to exist, unsecured Debt consisting of stand-by letters of credit with financial institutions that are not Lenders in a maximum amount outstanding at any one time of $5,000,000 for the benefit of any Person that is not an Affiliate of the Company;

          (vii) Company and the Subsidiaries may incur or permit to exist unsecured Debt consisting of performance bonds, bankers' acceptances, surety or appeal bonds provided by the Company or any Subsidiary in the ordinary course of its business and which do not secure other Debt;

          (viii) Company may incur or permit to exist unsecured Debt consisting of Currency Agreements and Interest Rate Agreements incurred in the ordinary course of business, provided, however, such Currency Agreements and Interest Rate Agreements do not increase the Debt of the Company outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder;

          (ix) Company may incur or permit to exist Debt consisting of purchase money indebtedness in the aggregate outstanding at any one time of $5,000,000; and

          (x) any Subsidiary that is a Guarantor may guaranty the obligations of the Company under the Senior Notes.

     Section 7.03 PERMITTED LIENS. Company will not, and will not permit any Subsidiary to, create, assume, or permit to exist any Lien of any kind against any of the property of any character of Company or such Subsidiary, including without limitation all fixed assets and leasehold improvements, whether owned as of the date of this Agreement or hereafter acquired, except:

     (a)  Company and its Subsidiaries may create, assume or permit to exist:

          (i)  Permitted Liens,

          (ii) Liens on real property acquired directly or indirectly by Company in accordance with the terms and provisions of Section 7.09(b) hereof securing Debt permitted to exist in accordance with the provisions of
     Section 7.02(iv) and Section 7.02(ix) hereof that were previously existing, so long as (A) such Liens are not securing Debt of Company in excess of the fair market value of the real property and (B) such Liens are not incurred in anticipation of such Acquisition,

         (iii) Liens (other than blanket Liens on Company's or its Subsidiaries' equipment, inventory, accounts or other receivables, provided that a blanket Lien on an individual Subsidiary's assets is permitted) securing Debt of Company and its Subsidiaries permitted under Sections 7.02(ii),
     (iv) and (ix) hereof, and

          (iv) Liens, if any, securing Debt permitted under Section 7.02(v) hereof and created by capital lease obligations incurred from time to time for point-of-sale equipment and store systems, and services and equipment supporting this equipment and systems, the obligations under which do not exceed $32,000,000 in the aggregate throughout the term of this Agreement; and

     (b) any Subsidiary acquired by Company in accordance with the terms of
Section 7.09(b) hereof, may permit to exist Liens securing any indebtedness of such Subsidiary existing in accordance with the terms of Section 7.02(iv) and Section 7.02(ix) hereof (and, with respect to Aaron Brothers Holdings, Inc. (and its subsidiaries and successors), Section 7.02(ii) hereof), provided that (i) such Liens were not incurred in anticipation of such Acquisition and (ii) no such Lien shall extend to or cover any other property or assets of Company or of any other Subsidiary.

     Section 7.04 CASH DIVIDENDS, REDEMPTION, AND RESTRICTED PAYMENTS. Company will not, and will not permit any Subsidiary to, declare or pay, or set aside funds to declare or pay, any Dividend with respect to any Capital Stock of Company, or make any Restricted Payment, provided that (a) any Subsidiary may declare and/or pay any Dividend to Company, (b) so long as there exists no Default or Event of Default at any time of such payment and immediately thereafter, Company may (i) declare or pay any Dividend so long as Dividends paid in the aggregate during any 12-month period are not in excess of 50% of the sum of (A) Company's net income for the most recently completed 12-month period plus (B) Company's non-recurring charges for the most recently completed 12-month period, (ii) make any Restricted Payment pursuant to the terms of Company's Stock Option Plans, (iii) make a prepayment on the Senior Notes that is permitted or required under the terms of the Senior Notes and the Senior Notes Indenture, but only to the extent there exists no Default or Event of Default both before and after giving effect to such payment, and either (A) Company has received net proceeds of one or more equity offerings (which such prepayment may not be in excess of the amount of net proceeds received from equity offerings, and, in the aggregate over the term of this Agreement, such prepayments may not exceed $25,000,000), or (B) the prepayment is made out of proceeds Company has received from an Asset Sale and Company has used such proceeds in accordance with the terms of the Senior Note Indenture (which such prepayment may reduce the outstanding Senior Notes in an amount not in excess of the amount of the proceeds received), (iv) Company may purchase Senior Notes in the open market from time to time, so long as (A) in the aggregate over the term of this Agreement the purchase price for such Senior Notes may not exceed $5,000,000, and (B) such purchase price reduces the permitted prepayment from equity proceeds permitted pursuant to subsection (iii) above dollar for dollar, and
(v) Company may make any Dividend or Restricted Payment from time to time of the Capital Stock (or rights, options or warrants related thereto) of Aaron Brothers Holdings, Inc, or any subsidiary of, or successor to, Aaron Brothers Holdings, Inc.

     Section 7.05 MERGERS, SALES OF ASSETS AND DISSOLUTIONS. Company will not, and will not permit any Subsidiary to, (a) dissolve or liquidate; (b) consummate any Asset Sale or (c) become a party to any merger or consolidation; provided that

          (i) any Subsidiary may merge or consolidate with or into Company or any other Subsidiary that is a Guarantor, provided that Aaron Brothers Holdings, Inc. or any successor thereto may merge or consolidate with or into any subsidiary of Aaron Brothers Holdings, Inc. or any successor to any thereof, and any subsidiary of Aaron Brothers Holdings, Inc. may merge or consolidate with or into Aaron Brothers Holdings, Inc. or any other subsidiary of Aaron Brothers Holdings, Inc. or any successor to any thereof, or

          (ii) any Subsidiary may merge or consolidate with or into another Person, provided that such merger or consolidation is part of an Acquisition by Company permitted by Section 7.09 hereof or part of a disposition by Company permitted by Section 7.05(v) below, or

          (iii) Company may merge or consolidate with another Person, provided that

                (A)  Company is the surviving entity, and

                (B) there shall have occurred no Default or Event of Default prior to such action and, after giving effect to such transaction, no Default or Event of Default shall have occurred, and a majority of the Board of Directors of Company for a period of six months after the effective date of such merger or consolidation consists of individuals who were directors of Company three months prior to such effective date; or

          (iv) Company may merge or consolidate with another Person (the Person formed by such consolidation or into which Company is merged, being the "M/A Entity"), provided that

                (A) the M/A Entity shall be a corporation organized and existing under the laws of the United States of America or any State thereof or the District of Columbia, and shall execute and deliver to the Administrative Lender, concurrently with the consummation of any such transaction, an agreement, in form and substance satisfactory to the Administrative Lender, containing an assumption by the M/A Entity of the due and punctual performance and observance of each obligation, covenant and condition of Company under the Notes, this Agreement and the Loan Papers, and

               (B) there shall have occurred no Default or Event of Default prior to such action and, after giving effect to such transaction, no Default or Event of Default shall have occurred, and a majority of the Board of Directors of the M/A Entity for a period of six months after the effective date of such merger or consolidation consists of individuals who were directors of Company three months prior to such effective date; and

               (C) Company shall have delivered to the Administrative Lender a certificate signed by the President of Company, and an opinion of Messrs. Jones Day Reavis & Pogue or other counsel satisfactory to the Administrative Lender, each stating that such consolidation or merger, and such assumption agreement comply with this Section, and that all conditions precedent provided in this Section 7.05(iv) for relating to such transaction have been complied with; PROVIDED, HOWEVER, that any such opinion of counsel need not opine as to the matters set forth in
          Section 7.05(iv)(B) above; and

               (D) the holders of Company's voting securities immediately before the merger or consolidation hold in excess of 50% of the voting securities of the M/A Entity; and

               (E) within 10 Business Days after the consummation of such transaction, Administrative Lender shall have received, in the form existing as executed by Company on the Closing Date, new Notes, a new Credit Agreement and all other Loan Papers requested by the Administrative Lender to be delivered, all duly completed and executed by the M/A Entity; or

          (v) the Company may consummate an Asset Sale (including, without limitation, the sale of Capital Stock of one or more Subsidiaries, but not all or substantially all of the Company's property or assets, provided that, so long as (x) there exists no Default or Event of Default both before and after giving effect to such sale, and (y) Company receives fair value for such sale, the Company may sell all or any portion of the Capital Stock (or rights, options or warrants related thereto) of Aaron Brothers Holdings, Inc. (or any subsidiary of, or successor to, Aaron Brothers Holdings, Inc.) or Michaels of Canada, Inc.), and any Subsidiary may consummate an Asset Sale, provided that, in either case,

          (A) no Default or Event of Default exists both before and after giving effect to such Asset Sale, and

          (B) in the case of any Asset Sale constituting the Capital Stock of any Subsidiary, such Asset Sale shall be for all of the Capital Stock of such Subsidiary owned by the Company and its Subsidiaries (except with respect to Aaron Brothers Holdings, Inc. (and its subsidiaries and sucessors) and Michaels of Canada, Inc. as permitted in (v) above), and

          (C) Company shall have complied in all respects with the Subordinated Debt Indenture and the Senior Debt Indenture.

     Section 7.06 CHANGES IN BUSINESS. Company will not, and will not permit any Subsidiary to, substantially change the nature of the business in which each is presently engaged.

     Section 7.07 SUBSIDIARIES. Company will not (directly or indirectly) create or acquire, in any manner whatsoever, any new Subsidiaries; provided, however, that Company or any Subsidiary may create Subsidiaries, so long as
(i) there exists no Default or Event of Default at the time of each creation or after giving effect thereto; (ii) each new United States Subsidiary shall execute a Guaranty of the Obligations hereunder to the extent such Guaranty is necessary to remain in compliance at all times with Section 7.01(d) hereof; (iii) Company and each new United States Subsidiary shall execute and deliver such other certificates, agreements and documents as Administrative Lender or any Lender may reasonably require; and (iv) no United States Subsidiary shall issue any new stock, of any classification, without Lenders' prior written consent, except issuance to Company or any Subsidiary.

     Section 7.08   SUBORDINATED DEBT AND THE SENIOR NOTES.

     (a) SUBORDINATED DEBT. Company will not make any payment of principal, interest, premium, fee or otherwise with respect to Subordinated Debt except in strict accordance with the terms of the Subordinated Debt Indenture and other Subordinated Debt documentation. Company will not prepay or defease, or set aside funds for the prepayment or defeasance of, and will not permit any Subsidiary to prepay or defease, or set aside funds for the prepayment or defeasance of all or any portion of the Subordinated Debt, provided however, so long as there exists no Default or Event of Default immediately before and after such prepayment, Company may prepay Subordinated Debt in a maximum amount equal to 5% of the aggregate face amount of such Subordinated Debt, but only if such prepayment is made pursuant to a call for redemption of such Subordinated Debt which Company believes will result in the holders of Subordinated Debt converting such indebtedness to Company's common stock. Company will not make an election under Article 15 of the Subordinated Debt Indenture to defease all or any portion of the Subordinated Debt.

     (b) SENIOR NOTES. Company will not make any payment of principal, interest, premium, fee or otherwise with respect to Senior Notes except in strict accordance with the terms of the Senior Notes Indenture and other Senior Notes documentation. Company will not prepay or defease, or set aside funds for the prepayment or defeasance of, and will not permit any Subsidiary to prepay or defease, or set aside funds for the prepayment or defeasance of all or any portion of the Senior Notes, except in accordance with the provisions of Section 7.04(b)(iii) hereof.

     Section 7.09 INVESTMENTS AND ACQUISITIONS. Company will not, nor will it permit any Subsidiary to,

          (a) make any Investment except investments in trade receivables incurred by Company in the ordinary course of business, endorsements of negotiable instruments for collection in the ordinary course of Company's business; provided that, so long as there exists no Default or Event of Default at the time of such Investment and none is caused thereby, Company may (i) invest in Cash Equivalents, (ii) invest in publicly traded debt and equity securities listed on national exchanges, provided that (A) any such Investment shall not cause any representation or warranty under
     Section 5.07 hereof to be untrue, (B) Company shall not violate any Applicable Law, and (C) Company shall remain within the limits of individual issuer concentration set forth on SCHEDULE 7.09(a) hereto, (iii) invest up to $25,000,000 in Investments at any one time outstanding, (iv) invest in any Canadian or United States Subsidiary that has executed a Guaranty in the form of EXHIBIT D hereto, (v) invest in any foreign organized Subsidiary that has executed a Guaranty in the form of EXHIBIT D hereto in an amount not to exceed in the aggregate at any time $15,000,000, provided, however, such limitation shall not apply to (I) Investments in Canadian Subsidiaries that are Guarantors or (II) Investments in foreign organized Subsidiaries that are Guarantors and otherwise approved by the prior written consent of Majority Lenders, and (vi) invest in Subsidiaries that are not Guarantors (A) in connection with the transfer of inventory to such Subsidiary in the ordinary course of business and (B) in connection with (I) invoices representing obligations incurred and (II) payments required under operating leases, each in the ordinary course of business and paid by Company to Persons on behalf of such Subsidiaries; or

          (b) make any Acquisition, provided that, so long as there exists no Default or Event of Default on such date before and after giving effect to such transactions and Company complies with the terms and conditions of
     Section 7.07 hereof if applicable, Company may make an Acquisition of (i) any Person or Persons engaged in businesses similar to, related to, or constituting a natural extension of, the business of Company, (ii) any Person or Persons in which Company's aggregate cash consideration does not cause the Company to breach its obligations under Section 7.01(e) hereof and/or (iii) any Person or Persons if the consideration for such Acquisition is common stock of Company.

     Section 7.10 BORROWING BASE. Company will not permit the sum of (a) the aggregate Advances outstanding under the Loan plus (b) the aggregate face amount of Letters of Credit outstanding hereunder, plus (c) the aggregate outstanding amount under the Senior Notes, to exceed the Borrowing Base for a period of five consecutive Business Days after its knowledge thereof.

     Section 7.11 AMENDMENT TO MATERIAL AGREEMENTS. Company shall not amend or change (or take any action or fail to take any action the result of which is an effective amendment or change) or accept any waiver or consent with respect to, the Subordinated Debt Indenture or the Senior Notes Indenture, the securities issued pursuant to either thereof, or any other document or instrument in connection with either of them or the Subordinated Debt or the Senior Notes that would result in (a) an increase in the outstanding principal amount of the Subordinated Debt or Senior Notes, (b) a change in any principal, interest, fees, or other amounts payable under the Subordinated Debt, the Subordinated Debt Indenture, the Senior Notes Indenture or the Senior Notes (including without limitation a waiver or action that results in the waiver of any payment default under the Subordinated Debt, the Subordinated Debt Indenture, the Senior Notes Indenture or the Senior Notes), (c) a change in any date fixed for any payment of principal, interest, fees, or other amounts payable under the Subordinated Debt, the Subordinated Debt Indenture, the Senior Notes Indenture or the Senior Notes (including, without limitation, as a result of any redemption, defeasance or otherwise), (d) a change in any percentage of holders of the Subordinated Debt under (i) the Subordinated Debt Indenture and the securities issued pursuant thereto or (ii) the Senior Notes Indenture or the Senior Notes, in each case required under the terms of such documents to take (or refrain from taking) any action, (e) a change in any financial covenant, (f) a change in any remedy or right of the holders of the Subordinated Debt or the Senior Notes, (g) a change in the definition of "Change in Control" in the Subordinated Debt Indenture and the securities issued thereunder and in the Senior Notes Indenture and in any Senior Note,
(h) a change in any covenant, term or provision which would result in such term or provision being more restrictive than the terms of this Agreement and the Loan Papers, (i) a change that grants or permits the granting of any security interest or Lien on any asset or property of Company or any Subsidiary to secure the Subordinated Debt or the Senior Notes, or (j) a change in any term or provision of the Subordinated Debt Indenture, the securities issued pursuant thereto or other document or instrument in connection with the Subordinated Debt or the Senior Notes Indenture or the Senior Notes that could have, in any material respect, an adverse effect on the interests of Lenders.

     Section 7.12 SALE AND LEASEBACK. None of Company or any Subsidiary shall enter into any arrangement whereby any of Company or any Subsidiary shall sell or transfer all or any part of its assets then owned by it the fair market value of which is in excess of ten percent of the book value of Company's and its Subsidiaries' consolidated assets, to any Person other than to Company or another wholly-owned Subsidiary, and thereafter rent or lease such material assets sold or transferred.

     Section 7.13 TRANSACTIONS WITH AFFILIATES. Notwithstanding any other provision of this Agreement, neither Company nor any Subsidiary shall carry on any transaction with an Affiliate (other than Company or any other Subsidiary, or transactions with officers and directors of Company or any Subsidiary in their capacity as such or in their capacity as a consultant, including, without limitation, salary, bonuses, stock options, fees and other forms of compensation) except (a) to the extent that all such transactions do not exceed an amount equal to $1,000,000 per annum or (b) to the extent that any such transaction is on terms no less favorable to Company or such Subsidiary than otherwise obtainable in the marketplace generally.

     Section 7.14 FINANCIAL OR COVENANT COMPLIANCE. Notwithstanding the reporting requirements of GAAP, in no event will any Tax Retention Lease be considered a capital lease for financial or other covenant compliance.

                                ARTICLE VIII

                                  DEFAULT

     Section 8.01 EVENTS OF DEFAULT. Each of the following shall be deemed an "Event of Default," the occurrence of which shall, at the option of Lenders, (i) terminate Lenders' obligation to make Advances or issue Letters of Credit and/or (ii) if any Obligations are then outstanding, cause all Obligations to become immediately due and payable on demand:

          (a) PAYMENTS. Failure to pay (i) any installment of interest on any of the Notes or any fees after the expiration of five days after the due date thereof, or (ii) any installment of principal on any of the Notes or any other portion of the Obligations (including payments of maturing drafts in accordance with Article III hereof and any fees), or any renewals thereof, as the same shall become due and payable, as therein or herein expressed, whether at maturity, by declaration as authorized in the Notes or by this Agreement, or otherwise;

          (b) NEGATIVE COVENANTS. Company or any Subsidiary shall refuse or fail to observe or perform any of the negative covenants contained in
     Article VII of this Agreement or shall fail to comply with Section 6.01(e) hereof;

          (c) OTHER COVENANTS. Company or any Subsidiary shall refuse or fail to observe or perform, or breach, any of the covenants, warranties, representations, conditions and agreements contained in this Agreement, the Notes and the Loan Papers (except those described in Section 8.01(b) above) and such failure continues unremedied for a period of ten Business Days after the earlier of (i) the giving of notice to Company by any Lender of such failure, or (ii) Company's actual knowledge of such failure or breach;

          (d) MISREPRESENTATION. Any representation or warranty made by Company or any Subsidiary in any of the Loan Papers is untrue in any material respect, or any schedule, statement, report, notice or writing (other than financial projections prepared in good faith) furnished by Company or any Subsidiary to any Lender is untrue in any material respect on the date as of which the facts set forth are stated or certified, or information is omitted from such schedules, statements, reports, notices, or writings and the omission of such information would cause the representations and warranties contained therein to be misleading in any material respect;

          (e) DEBTOR RELIEF. Company or any Subsidiary shall have had an order for relief entered against it under the Bankruptcy Reform Act of 1978 (the "Code"), or a trustee or receiver shall be appointed for Company or any Subsidiary or of all or a substantial part of its property in any involuntary proceeding under the Code or otherwise, or any court shall have taken jurisdiction of all or a substantial part of the property of Company or any Subsidiary in any involuntary proceeding for the reorganization, dissolution, liquidation or winding up of Company or any Subsidiary, and such trustee or receiver shall not be discharged or such jurisdiction relinquished or vacated or stayed on appeal within 30 days; or an involuntary petition for relief under the Code which is filed against Company or any Subsidiary is not challenged by Company or such Subsidiary or has not been dismissed within 30 days from the date of its filing; or Company or any Subsidiary shall execute an assignment for the benefit of creditors or voluntarily seek the benefit of, or become a party to any proceeding under, any liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization or similar debtor relief law; or Company or any Subsidiary shall become insolvent or shall admit in writing its inability to pay its debts generally as they become due, or shall generally not be paying its debts as such debts become due, or shall consent to the appointment of a receiver or trustee or liquidator of all of its property or a substantial part thereof, or shall have failed within 30 days to pay or bond or otherwise discharge any attachment of a material item of property which is unstayed on appeal;

          (f) LOAN PAPERS. An event of default or breach of any term or condition shall occur and be continuing under any of the Loan Papers, and any applicable period allowed to cure such event of default or breach shall have expired;

          (g)  OTHER DEBT.

               (i) Company or Subsidiary shall fail to make any payment in excess of $5,000,000 in respect of any obligation when due (whether by scheduled maturity, mandatory prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such obligation; or Company or Subsidiary shall fail to make any payment in respect of any Debt in excess of $5,000,000 when due (whether by scheduled maturity, mandatory prepayment, acceleration, demand or otherwise), which failure has caused or could cause an acceleration of said Debt, and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other default shall occur under any agreement or instrument relating to any Debt in excess of $5,000,000, which default has caused or could cause or permit an acceleration of such Debt and which default shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; provided, however, that any failure to make a payment on or any other breach of or default under an obligation other than for borrowed money by Company or Subsidiary described in the foregoing portion of this subsection
          (g) shall not be an Event of Default if and so long as (a) Company's or Subsidiary's failure to make such payment, or its action or inaction giving rise to such breach or other default, is based upon Company's or Subsidiary's good faith, reasonable opinion that the creditor has failed to perform its obligations pursuant to the contract or arrangement with Company or Subsidiary and such payment is not justly due, (b) Company or Subsidiary has provided adequate reserves therefore in accordance with GAAP and (c) Company or Subsidiary is diligently contesting its obligation to make such payment, or if, in lieu of (b) and (c), Company or Subsidiary has adequately bonded such obligation; or

               (ii) Company shall breach any covenant or condition under any instrument or agreement governing Debt, and such breach shall cause Debt in excess of $5,000,000 to be required to be prepaid;

          (h) JUDGMENTS. Company and its Subsidiaries shall have rendered against them final judgment(s) in an aggregate amount in excess of $1,000,000, and such judgment(s) have been outstanding for more than 60 days from the date of entry and have not been bonded or discharged in full or stayed;

          (i) SUBORDINATED DEBT AND SENIOR NOTES. Either: (a) there shall exist any "Event of Default" as defined in the Subordinated Debt Indenture; or (b) there shall exist any "Event of Default" as defined in any Senior Note or in Article 6 of the Senior Notes Indenture;

          (j) ENFORCEABILITY OF LOAN PAPERS. Any provision of the Loan Papers shall at any time for any reason (other than any act or inaction on the part of Administrative Lender or any Lender or any representative thereof with respect to a matter solely within the control of Administrative Lender or any Lender or any representative thereof) cease to be valid and binding upon Company, any Subsidiary or any Guarantor, or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by Company, any Subsidiary or any Guarantor, or a proceeding shall be commenced by or in any Tribunal having jurisdiction over Company, any Subsidiary or any Guarantor seeking to establish the invalidity or unenforceability thereof, and such proceeding shall remain undismissed or unstayed for a period of 60 days, or Company, any Subsidiary or any Guarantor shall deny that it has any or further liability or obligation thereunder;

          (k)  ERISA.

               (i) Any Termination Event with respect to a Plan shall have occurred, and, 30 days after notice thereof shall have been given to Company by any Lender, (a) such Termination Event (if correctable) shall not have been corrected and (b) the then-present value of such Plan's vested benefits exceeds the then-current value of assets accumulated in such Plan by more than the amount of $500,000 (or in the case of a Termination Event involving the withdrawal of a "substantial employer" as defined in Section 4001(a)(2) of ERISA), the withdrawing employer's proportionate share of such excess shall exceed such amount; or

               (ii) Company or any Subsidiary as employer under a Multi-Employer Plan shall have made a complete or partial withdrawal from such Multi-Employer Plan and the Plan's sponsor of such Multi-Employer Plan shall have notified such withdrawing employer that such employer has incurred a withdrawal penalty in an annual amount exceeding $100,000;

         (l) CHANGE IN CONTROL. There shall occur any Change in Control of Company; or

         (m) TANGIBLE ASSETS OF SUBSIDIARIES THAT ARE NOT GUARANTORS. After February 2, 1997, there shall exist Subsidiaries that are not Guarantors and with respect to which the aggregate amount of Tangible Assets exceed 7% of the amount of Total Tangible Consolidated Assets.

    Section 8.02 REMEDIES UPON DEFAULT. Upon the occurrence and during the continuance of an Event of Default, Administrative Lender may, at its election or shall, at the direction of all Lenders, do any one or more of the following (and, with respect to (d) below, any Lender may):

         (a) Declare the entire unpaid balance of the Obligations, or any part thereof, immediately due and payable without prior notice of any kind whatsoever including, without limitation, notice of intent to accelerate, demand, presentment, notice of dishonor or protest, whereupon it shall be due and payable and Administrative Lender shall notify Company of such declaration;

         (b) Terminate the Commitment and their obligation to make any Advances thereunder in their entirety or as to any portion thereof, and terminate their obligations to issue Letters of Credit hereunder to the extent Administrative Lender or Lenders may deem appropriate;

         (c)  Reduce any claim to judgment;

         (d) Exercise the rights of offset and/or banker's lien against the interest of Company in and to every account and other property of Company which are in the possession of any Lender to the extent of the full amount of the Obligations (after each offset such Lender shall promptly notify Administrative Lender and Company thereof; provided that the failure of Administrative Lender or any Lender to furnish such notification shall in no way impair, invalidate or prejudice Administrative Lender's or any Lender's offset and application so made);

         (e) Foreclose any and all liens in favor of Lenders and/or otherwise realize upon any and all of the rights Lenders may have in and to any assets of Company, or any part thereof;

         (f) Demand immediate payment in cash of an amount equal to the sum of (or any portion thereof) the aggregate outstanding amounts of all Letters of Credit to retain as collateral against payment of such amounts by Company; and/or retain, as collateral for the payment of all Obligations with respect to the Letters of Credit, any amounts received upon foreclosure, or in lieu of foreclosure, through offset, as proceeds of any collateral or otherwise; and

         (g) Exercise any and all other Rights afforded by any Applicable Laws, or by the Loan Papers, at Law, in equity or otherwise, including, but not limited to, the rights to bring Litigation before any Tribunal, either for specific performance of any covenant or condition contained in the Loan Papers or in aid of the exercise of any Right granted to Lenders in the Loan Papers, all as Lenders shall deem appropriate in their sole discretion.

    Provided, however, that upon the occurrence of an Event of Default described in Section 8.01(e) hereof, the obligation of Lenders to make Advances or issue Letters of

Credit hereunder shall automatically terminate, and the Obligations, without any action by Administrative Lender or any Lender, shall become immediately due and payable without diligence, notice, demand, presentment, notice of dishonor, protest or notice of intent to accelerate, or notice of any other kind, all of which are hereby expressly waived, and all outstanding Borrowings shall, at the option of Administrative Lender or at the direction of Lenders, be automatically converted to Base Rate Borrowings. Upon the occurrence of any Event of Default, Lenders may exercise all Rights available to them at law or in equity, under the Loan Papers and otherwise and all such Rights shall be cumulative.

    Section 8.03 WAIVERS. The acceptance by any Lender at any time and from time to time of part payment on the Obligations shall not be deemed to be a waiver of any Event of Default then existing. No waiver by any Lender of any Event of Default shall be deemed to be a waiver of any other then-existing or subsequent Event of Default. No delay or omission by any Lender in exercising any Rights under the Loan Papers shall impair such Rights or be construed as a waiver thereof of any acquiescence with respect thereto, nor shall any single or partial exercise or any such Rights preclude other or further exercise thereof, or the exercise of any other Rights or remedies under the Loan Papers or otherwise.

    Section 8.04 PERFORMANCE BY ADMINISTRATIVE LENDER. Should any covenant, duty or agreement of Company fail to be performed in all material respects in accordance with the terms of the Loan Papers, Administrative Lender may, at its option, perform, or attempt to perform, such covenant, duty or agreement on behalf of Company. In such event, Company agrees, at the request of Administrative Lender, to pay promptly any amount expended by Administrative Lender in such performance or attempted performance to Administrative Lender at Administrative Lender's principal office, together with interest thereon at the Highest Lawful Rate from the date of such expenditure by Administrative Lender until paid. Notwithstanding the foregoing, it is expressly understood that neither Administrative Lender nor any Lender assumes, or shall ever have, except by express written consent of Administrative Lender or such Lender, any liability or responsibility for the performance of any duties of Company hereunder.

    Section 8.05 LENDERS NOT IN CONTROL. None of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give Lenders the Rights or power to exercise control over the affairs and/or management of Company, the power of Lenders being limited to the Right to exercise the remedies provided in the other subparagraphs and subsections of this Article VIII; provided, however, that if any Lender becomes the owner of any stock, or other equity interest in, any Person whether through foreclosure or otherwise, such Lender shall be entitled (subject to requirements of Law) to exercise such legal Rights as it may have by being an owner of such stock, or other equity interest in, such Person.

    Section 8.06 CUMULATIVE RIGHTS. All Rights available to Administrative Lender and Lenders under the Loan Papers shall be cumulative of and in addition to all other Rights granted to Administrative Lender and Lenders at Law or in equity, whether or not the Obligations shall be due and payable and whether or not Administrative Lender or any Lender shall have instituted any suit for collection or other action in connection with the Loan Papers.

    Section 8.07 EXPENDITURES BY LENDERS. Any sums spent by Administrative Lender or any Lender pursuant to the exercise of any Right provided hereof shall become part of the Obligations and shall bear interest at the Highest Lawful Rate from the date spent until the date repaid by Company.

                                      ARTICLE IX

                               AGREEMENT AMONG LENDERS

    Section 9.01 AGREEMENT AMONG LENDERS. Lenders agree among themselves that:

         (a) ADMINISTRATIVE LENDER. Each Lender hereby appoints NationsBank of Texas, N.A. as its nominee in its name and on its behalf, to receive all documents, monies and other items to be furnished hereunder; to act as nominee for and on behalf of all Lenders under the Loan Papers; to take such action as may be requested by any Lender, provided that, unless and until Administrative Lender shall have received such requests, Administrative Lender may take such action, or refrain from taking such action, as it may deem advisable and in the best interests of Lenders; to arrange the means whereby the proceeds of Advances of Lenders are to be made available to Company; to distribute promptly to each Lender, at such Lender's principal office, information, requests, documents and items received from Company and others, and its Pro Rata Part of each payment with respect to any Loan, Reimbursement Obligation, fee or other amount; and to deliver to Company and others requests, demands, approvals and consents received from Lenders.

         (b) REPLACEMENT OF ADMINISTRATIVE LENDER. Should NationsBank of Texas, N.A. or any successor Administrative Lender ever cease to be a Lender hereunder, or should NationsBank of Texas, N.A. or any successor Administrative Lender ever resign as Administrative Lender, or should NationsBank of Texas, N.A. or any successor Administrative Lender ever be removed by unanimous action of all Lenders (other than the Lender then acting as Administrative Lender), then the Lender appointed by the other Lenders (with the prior written consent of the Company so long as there exists no Event of Default) shall forthwith become Administrative Lender, and Company and Lenders shall execute such documents as any Lender may reasonably request to reflect such change. Any resignation or removal of NationsBank of Texas, N.A. or any successor Administrative Lender shall become effective upon the appointment by Lenders of a successor Administrative Lender; provided, however, that if Lenders fail for any reason to appoint a successor within 60 days after such removal or resignation, NationsBank of Texas, N.A. or any successor Administrative Lender (as the case may be) shall thereafter have no obligation to act as Administrative Lender hereunder.

         (c) EXPENSES. Each Lender shall pay its Pro Rata Part of any expenses incurred by Administrative Lender in connection with any of the Loan Papers if Administrative Lender does not receive reimbursement therefor from other sources within 60 days after the date incurred. Any amount so paid by Lenders to Administrative Lender shall be returned by Administrative Lender Pro Rata to each paying Lender to the extent later paid by Company to Administrative Lender.

         (d) DELEGATION OF DUTIES. Administrative Lender may execute any of its duties hereunder by or through officers, directors, employees, attorneys or agents, and shall be entitled to (and shall be protected in relying upon) advice of counsel concerning all matters pertaining to its duties hereunder.

         (e) RELIANCE BY ADMINISTRATIVE LENDER. Administrative Lender and its officers, directors, employees, attorneys and agents shall be entitled to rely and shall be fully protected in relying on any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telex or teletype message, statement, order, or other document or conversation believed by it or them to be genuine and correct and to have been signed or made by the proper person and, with respect to legal matters, upon opinions of counsel selected by Administrative Lender. Administrative Lender may deem and treat the payee of any Note as the owner thereof for all purposes hereof.

         (f) LIMITATION OF ADMINISTRATIVE LENDER'S LIABILITY. Neither Administrative Lender nor any of its officers, directors, employees, attorneys or agents shall be liable for any action taken or omitted to be taken by it or them hereunder in good faith and believed by it or them to be within the discretion or power conferred by the Loan Papers or be responsible for the consequences of any error of judgment. Except as aforesaid, Administrative Lender shall be under no duty to enforce any Rights with respect to the Loan, Advances, Reimbursement Obligations, other Obligations or any collateral therefor. Administrative Lender shall not be compelled to do any act hereunder or to take any action towards the execution or enforcement of the powers hereby created or to prosecute or defend any suit in respect hereof, unless indemnified to its satisfaction against loss, cost, liability and expense. Administrative Lender makes no warranty or representation to Lenders and shall not be responsible in any manner to any Lender for the effectiveness, enforceability, genuineness, validity or due execution of any of the Loan Papers or Letters of Credit or for any representation, warranty, document, certificate, report or statement made herein or furnished in connection with any Loan Papers, or be under any obligation to any Lender to ascertain or to inquire as to the performance or observation of any of the terms, covenants or conditions of any Loan Papers on the part of Company. Each Lender agrees to indemnify and hold harmless Administrative Lender, to the extent of such Lender's Pro Rata Part, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and/or disbursements of any kind or nature whatsoever which may be imposed on, asserted against, or incurred by Administrative Lender in any way with respect to or arising out of (i) any Loan Papers or any action taken or omitted by Administrative Lender under the Loan Papers, except and only to the extent the same result from gross negligence or wilful misconduct by Administrative Lender, and (ii) in its capacity as issuing bank of a Letter of Credit, any failure by any Lender to comply with Article III or IV hereof.

         (g) LIABILITY AMONG LENDERS. No Lender shall incur any liability to any other Lender except for acts or omissions in bad faith, and, with respect to the Administrative Lender only, except as provided in the last sentence of subparagraph (f) of this Section 9.01.

         (h) RIGHTS AS LENDER. With respect to its Commitment, Advances made by it, Notes issued to it and Letters of Credit issued by it, Administrative Lender shall have and enjoy the same Rights as a Lender and may exercise the same as though it were not Administrative Lender, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include Administrative Lender in its individual capacity. Administrative Lender may accept deposits from, act as trustee under indentures of, and generally engage in any kind of business with, Company and any Person who may do business with or own securities of Company all as if Administrative Lender were not Administrative Lender hereunder and without any duty to account therefor to Lenders.

         (i) CO-AGENTS. None of the Lenders identified as a "Co-Agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than as applicable to all Lenders as such. Without limiting the foregoing, the "Co-Agent" shall not be deemed to have any fiduciary relationship with any Lender.

    Section 9.02 LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon Administrative Lender or any other Lender and based upon the financial statements referred to in Section 5.02 hereof and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Lender or any other Lender and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

    Section 9.03 BENEFITS OF ARTICLE. None of the provisions of this Article IX shall inure to the benefit of Company or any Person other than Lenders; consequently, neither Company nor any other Person shall be entitled to rely upon, or to raise as a defense, in any manner whatsoever, the failure of any Lender to comply with such provisions.


                                      ARTICLE X

                                    MISCELLANEOUS

    Section 10.01 NO ORAL MODIFICATIONS. Neither this Agreement nor any provisions hereof may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

    Section 10.02  BENEFIT; ASSIGNMENTS AND PARTICIPATIONS.

         (a) Company may not transfer or assign its rights and obligations hereunder, and, subject to such restriction, the provisions hereof shall extend to and be binding upon Company's respective successors and assigns. All covenants and agreements made by or on behalf of any of the parties hereto shall bind and inure to the benefit of, and be enforceable by, the respective successors and assigns of the parties hereto, whether so expressed or not, and, in particular, shall inure to the benefit of, and be enforceable by, the holder or holders of all or any portion of the Notes.

         (b) Administrative Lender may assign any portion of its rights to any Person with the prior written consent of Company, such consent not to be unreasonably withheld; provided that, after the occurrence of a Default or Event of Default which is continuing, Administrative Lender shall not be required to obtain the consent of Company. Each Lender may assign its Rights and obligations as a Lender under the Loan Papers to any Affiliate of such Lender, and, with the prior written consent of Administrative Lender (which consent shall not be unreasonably withheld) and pursuant to an Assignment and Acceptance Agreement, to one or more Eligible Assignees, so long as (i) each assignment shall be of a constant, and not a varying percentage of all Rights and obligations thereunder, (ii) no such assignment shall be in an amount less than $5,000,000 unless it is the remaining amount of such Lender's total committed amount, (iii) no Lender shall assign any amount which would result in such Lender holding an amount less than $5,000,000 immediately after any such assignment, (iv) Company has given its prior written consent, which consent shall not be unreasonably withheld, provided that, after the occurrence of an Event of Default and during the continuance thereof, no Lender shall be required to obtain the prior written consent of Company.

         (c) The assigning Lender (the "Assignor") shall give at least ten Business Days notice to Administrative Lender and Company of such proposed assignment, together with the date such assignment shall become effective, the new Specified Percentage of the Assignor and the new assignee, and the name, address and funding office of the assignee. On the effective date of any assignment, the Assignor shall deliver to Administrative Lender and Company a copy of the Assignment and Acceptance Agreement and all related documents, together with, for Administrative

    Lender, the processing fee described in subsection (e) below. Within five Business Days after notice of any such assignment, Company shall execute and deliver to the Assignor, in exchange for the Notes issued to the Assignor new Notes to the order of the Assignor and its assignee in amounts equal to their respective Specified Percentages, dated as of the effective date of the assignment. It is specifically acknowledged and agreed that on and after the effective date of each assignment, the assignee shall be a party hereto, included in the definition of "Lender" and shall have the Rights and obligations of a Lender under the Loan Papers.

         (d) Each Lender may sell participations to one or more banks or other entities in all or any of its Rights and obligations under the Loan Papers; provided, however, that (i) such Lender's obligations under the Loan Papers shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
    (iii) such Lender shall remain the holder of its Note for all purposes of the Loan Papers, (iv) under the terms of any such participation, such Lender's right to consent or agree to any amendment or waiver of any provision of this Agreement or any other Loan Paper, or to consent to any departure by any party therefrom, shall not be subject to or require any consent or agreement of the participant, except in connection with matters described in subsections (a) through (d) of Section 10.10 hereof to the extent it is affected thereby, and (v) Company, Administrative Lender, and other Lenders shall continue to deal solely and directly with such Lender in connection with its Rights and obligations under the Loan Papers.

         (e) Administrative Lender may maintain at its address set forth herein a copy of each assignment agreement received by it from each Assignor and a register (the "Register") for the recordation of the names and addresses of Lenders and the commitments of, and principal amount of Advances owing to, each Lender from time to time. The entries in the Register shall be conclusive absent demonstrable error, and Company, Administrative Lender and Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. Upon Administrative Lender's receipt of an executed Assignment and Acceptance Agreement, together with a payment to Administrative Lender of a registration and processing fee of $3500, Administrative Lender shall (i) promptly accept such assignment and (ii) on the effective date thereof, record the information contained therein in the Register.

         (f) Any Lender may, in connection with any assignment or participation, or proposed assignment or participation, disclose to the assignee or participant, or proposed assignee or participant, any information relating to Company or any of its Subsidiaries furnished to such Lender by or on behalf of Company or its Subsidiaries.

         (g) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

    Section 10.03 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein or in any other instrument contemplated hereby shall survive the execution and delivery of this Agreement, the Notes and all other Loan Papers, and no investigation by any Lender nor any closing shall affect the representations and warranties or the right of Administrative Lender and each Lender to rely on and enforce them.

    Section 10.04 NOTICES. Except as otherwise expressly provided herein, any and all notices or demands which must or may be given hereunder or under any other instrument contemplated hereby shall be given by delivery in person or by registered or certified mail, return receipt requested, postage prepaid, as follows:

    To Administrative Lender:

         NationsBank of Texas, N.A.
         Corporate Banking Group
         901 Main Street
         67th Floor
         Dallas, Texas  75202
         Attention:  Delaney A. Burgdoerfer
                     Vice President

    With a copy to:

         Donohoe Jameson & Carroll, P.C.
         3400 Renaissance Tower
         1201 Elm Street
         Dallas, Texas  75270
         Attention:  Melissa Ruman Stewart

    To Company, before August 1, 1996:

         Michaels Stores, Inc.
         5931 Campus Circle Drive
         Las Colinas Business Park
         Irving, Texas  75063
         Attention:  Kristen L. Magnuson
                     Vice President - Finance and Business Planning

    To Company, from and after August 1, 1996:

         Michaels Stores, Inc.
         8000 Bent Branch Drive
         Irving, Texas  75063
         Attention:  Kristen L. Magnuson
                     Vice President - Finance and Business Planning

    With a copy, before August 1, 1996, to:

         Michaels Stores, Inc.
         5931 Campus Circle Drive
         Las Colinas Business Park
         Irving, Texas  75063
         Attention:  Mark Beasley, Esq.

    With a copy, from and after August 1, 1996, to:

         Michaels Stores, Inc.
         8000 Bent Branch Drive
         Irving, Texas  75063
         Attention:  Mark Beasley, Esq.

All such communications, notices, or presentations and demands provided for herein shall be deemed to have been delivered when actually delivered in person to the respective parties, or if mailed, then three days after the date of mailing, provided that such mailing is by registered or certified mail, return receipt requested, with postage prepaid. Either party may change its address hereunder upon 30 days' notice to the other party in compliance with this Section 10.04.

    SECTION 10.05 APPLICABLE LAW. THIS AGREEMENT, EACH NOTE AND THE OTHER LOAN PAPERS TO WHICH EACH LENDER IS A PARTY SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN DALLAS, DALLAS COUNTY, TEXAS, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA; PROVIDED THAT, IF ANY LAW APPLICABLE TO ANY LENDER PERMITS SUCH LENDER TO CHARGE A HIGHER MAXIMUM RATE OF INTEREST THAN THAT PERMITTED BY THE LAWS OF THE STATE OF TEXAS, THAT RIGHT OF SUCH LENDER TO CHARGE, TAKE OR RECEIVE INTEREST WITH RESPECT TO ADVANCES AND OTHER OBLIGATIONS DUE AND OWING UNDER THIS AGREEMENT SHALL BE GOVERNED BY SUCH LAWS APPLICABLE TO SUCH LENDER.

    Section 10.06 SEVERABILITY. Any Section, clause, Subsection, sentence, paragraph, or provision of this Agreement held by a court of competent jurisdiction to be invalid, illegal, or ineffective shall not impair, invalidate or nullify the remainder of this Agreement, but the effect thereof shall be confined to the Section, clause, Subsection, sentence, paragraph or provision so held to be invalid, illegal or ineffective.

    Section 10.07 NON-APPLICATION OF CHAPTER 15 OF TEXAS CREDIT CODE. The provisions of Chapter 15 of the Texas Credit Code (Texas Revised Civil Statutes,
Article 5069-15) are specifically declared by the parties hereto not to be applicable to this Agreement or any of the Loan Papers or to the transactions contemplated hereby.

    Section 10.08 EXCEPTIONS TO COVENANTS. Company shall not be deemed to be permitted to take any action or fail to take any action that is permitted as an exception to any of the covenants herein or which is within the permissible limits of any of the covenants herein if such action or omission would result in the breach of any other covenant herein.

    SECTION 10.09 INDEMNITY. COMPANY AGREES TO AND DOES INDEMNIFY AND HOLD HARMLESS EACH LENDER AND ITS OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, ATTORNEYS AND SHAREHOLDERS (THE "INDEMNIFIED PARTIES") AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, CLAIMS (WHETHER MADE OR THREATENED), COSTS, EXPENSES AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER, INCLUDING WITHOUT LIMITATION THE REASONABLE OUT-OF-POCKET FEES AND EXPENSES OF COUNSEL WHICH MAY BE IMPOSED ON OR INCURRED BY ANY LENDER OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, ATTORNEYS OR SHAREHOLDERS IN ANY WAY RELATING TO, OR ARISING OUT OF, ANY OF THE LOAN PAPERS OR ANY OTHER ACT, OMISSION, EVENT OR OTHER TRANSACTION CONTEMPLATED THEREBY OR THEREIN, TO THE EXTENT THAT ANY OF THE SAME RESULTS, DIRECTLY OR INDIRECTLY, FROM ANY CLAIMS (WHETHER SUCH CLAIMS ARE MADE OR THREATENED AND INCLUDING WITHOUT LIMITATION, CLAIMS RESULTING FROM THE NEGLIGENCE OF SUCH INDEMNIFIED PARTY) OR ACTIONS, SUITS OR PROCEEDINGS (WHETHER MADE OR THREATENED AND INCLUDING, WITHOUT LIMITATION, ACTIONS, SUITS OR PROCEEDINGS RESULTING FROM THE NEGLIGENCE OF SUCH INDEMNIFIED PARTY) BY OR ON BEHALF OF ANY PERSON OTHER THAN A CLAIM BY ANY LENDER (INCLUDING ADMINISTRATIVE LENDER) OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, ATTORNEYS OR SHAREHOLDERS, AGAINST ANY SUCH INDEMNIFIED PARTY. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SUCH INDEMNITY SHALL EXTEND TO ANY AND ALL COSTS AND EXPENSES WHATSOEVER INCURRED BY ANY LENDER AND ITS OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, ATTORNEYS OR SHAREHOLDERS, INCLUDING WITHOUT LIMITATION THE REASONABLE OUT-OF-POCKET FEES AND EXPENSES OF COUNSEL IN CONNECTION WITH INVESTIGATING, PREPARING FOR OR DEFENDING AGAINST OR PROVIDING EVIDENCE, PRODUCING DOCUMENTS OR TAKING ANY ACTION WITH RESPECT TO ANY SUCH ACTION, CLAIM (WHETHER MADE

OR THREATENED), SUIT, LIABILITY, DAMAGE OR LOSS, WHETHER OR NOT RESULTING IN ANY LIABILITY ON THE MERITS. EACH LENDER MAY SELECT ITS OWN LEGAL COUNSEL IN CONNECTION WITH ANY MATTERS INDEMNIFIED AGAINST HEREUNDER. THE OBLIGATION OF COMPANY UNDER THIS SECTION SHALL SURVIVE EXECUTION, DELIVERY, CONSUMMATION AND ANY TERMINATION OF THIS AGREEMENT. COMPANY'S OBLIGATIONS UNDER THIS SECTION ARE AND SHALL REMAIN ABSOLUTE AND UNCONDITIONAL, ENFORCEABLE AGAINST COMPANY WHETHER OR NOT ANY ADVANCE IS EVER MADE, ANY LETTER OF CREDIT IS EVER ISSUED, OR ANY OTHER OBLIGATION EVER ARISES OR ANY CONDITIONS OF LENDING ARE EVER MET AND, EXCEPT AS PROVIDED IN THE LAST SENTENCE OF THIS SECTION, WITHOUT REGARD TO ACT, OMISSION, BREACH, KNOWLEDGE, INVESTIGATION OR EVENT BY, ATTRIBUTABLE TO, OR IN ANY MANNER INVOLVING ANY LENDER OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, ATTORNEYS OR SHAREHOLDERS. PAYMENT BY COMPANY IN RESPECT OF A CLAIM MADE BY ANY LENDER OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, ATTORNEYS OR SHAREHOLDERS PURSUANT TO THIS SECTION SHALL BE MADE WITHIN 30 DAYS AFTER DEMAND THEREFOR. IF AND TO THE EXTENT THAT THE FOREGOING UNDERTAKING MAY BE UNENFORCEABLE FOR ANY REASON, COMPANY HEREBY AGREES TO MAKE THE MAXIMUM CONTRIBUTION TO THE PAYMENT AND SATISFACTION OF EACH OF THE FOREGOING AMOUNTS THAT IS PERMISSIBLE UNDER APPLICABLE LAW. NOTWITHSTANDING ANYTHING IN THIS SECTION TO THE CONTRARY, COMPANY'S INDEMNITY OBLIGATION SHALL NOT EXTEND TO LIABILITY, DAMAGE, COST OR LOSS RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ADMINISTRATIVE LENDER OR ANY LENDER OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, ATTORNEYS, OR SHAREHOLDERS, OR FROM A MATERIAL BREACH BY ADMINISTRATIVE LENDER OR ANY LENDER OF ITS OBLIGATIONS PURSUANT TO THIS AGREEMENT OR THE OTHER LOAN PAPERS, OR FROM THE FAILURE OF ADMINISTRATIVE LENDER OR ANY LENDER TO COMPLY WITH ANY LAW APPLICABLE TO THEM OR THE LOAN PAPERS. THE INDEMNIFIED PARTIES WILL UNDERTAKE TO GIVE COMPANY REASONABLE NOTICE OF THE ASSERTION OF ANY CLAIM AGAINST THEM WITHIN COMPANY'S INDEMNITY OBLIGATION UNDER THIS SECTION, BUT THE FAILURE OF ANY INDEMNIFIED PARTY TO GIVE NOTICE TO COMPANY HEREUNDER SHALL NOT IMPAIR SUCH INDEMNIFIED PARTY'S RIGHT TO INDEMNITY PURSUANT TO THIS SECTION UNLESS COMPANY IS MATERIALLY PREJUDICED BY SUCH FAILURE.

    Section 10.10 AMENDMENT. No amendment or waiver of any provision of this Agreement or any other Loan Papers, nor consent to any departure by Company or any of its Subsidiaries therefrom (including, without limitation, any provision of this Agreement specifically requiring the consent of Lenders), shall be effective unless the same shall be in writing and signed by the Majority Lenders (unless, in any such case, the text thereof specifically requires "each Lender" or "all Lenders"), and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by each of Lenders affected thereby, (a) increase the Commitment or the Letter of Credit Commitment, (b) reduce any principal, interest, fees or other amounts payable to such Lenders hereunder, or waive or result in the waiver of any Event of Default under Section 8.01(a) hereof, (c) postpone any date fixed for any payment of principal, interest, fees or other amounts payable to such Lenders hereunder, (d) release any collateral (if any) or Guaranties securing the Obligations hereunder except as specifically provided for in the Loan Papers on the Closing Date, (e) change the meaning of Specified Percentage or the number of Lenders required to take any action hereunder, or (f) amend this Section. No amendment, waiver or consent shall affect the Rights or duties of Administrative Lender under any Loan Papers, unless it is in writing and signed by Administrative Lender in addition to the requisite number of Lenders. This Agreement embodies the entire agreement among the parties hereto, supersedes all prior agreements and understandings, if any, relating to the subject matter hereof, and may be amended only as provided above. Company acknowledges and agrees that all Loan Papers evidence the Obligation.

    SECTION 10.11 WAIVER OF TRIAL BY JURY. ADMINISTRATIVE LENDER, LENDERS, COMPANY AND SUBSIDIARIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED

HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN PAPERS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ADMINISTRATIVE LENDER, LENDERS, COMPANY OR ANY SUBSIDIARY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR ADMINISTRATIVE LENDER AND LENDERS ENTERING INTO THIS AGREEMENT.

    Section 10.12 COUNTERPARTS. This Agreement and the other Loan Papers may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

    SECTION 10.13 ENTIRE AGREEMENT. THIS WRITTEN AGREEMENT AND THE OTHER WRITTEN DOCUMENTS DESCRIBED HEREIN OR CONTEMPLATED HEREBY REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

    Section 10.14 SURVIVAL AND APPLICATION OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made under this Agreement and the other Loan Papers shall be deemed to be made as of the Closing Date and as provided in
Section 4.02 and Section 4.03 hereof, and each shall be true and correct when made, except to the extent (a) previously fulfilled in accordance with the terms hereof, (b) subsequently inapplicable, or (c) waived in writing by Administrative Lender and Majority Lenders with respect to any particular factual circumstance. In addition, all such representations and warranties relating to Company's Subsidiaries shall be deemed to be made with respect to any newly formed or acquired Subsidiary as of its formation or acquisition, and shall be true and correct on such date. All representations and warranties made under this Agreement shall survive, and not be waived by, the execution of the Loan Papers by Administrative Lender and Lenders, any investigation or inquiry by Administrative Lender or any Lender, or any disbursement of an Advance hereunder.

    Section 10.15 RATE PROVISION. It is not the intention of any party to any Loan Papers to make an agreement violative of the Laws of any applicable jurisdiction relating to usury. Regardless of any provision in any of the Loan Papers, no Lender shall ever be entitled to receive, collect or apply, on the Obligation, any amount deemed to constitute interest in excess of the Maximum Amount. If any Lender ever receives, collects or applies any such excess, such amount which would be excessive interest shall be deemed a partial repayment of principal and treated hereunder as such; and if principal is paid in full, any remaining excess shall be paid to Company. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Amount, Company and Lenders shall, to the maximum extent permitted under Applicable Laws, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effect thereof, and (c) amortize, prorate, allocate and spread in equal parts, the total amount of interest throughout the entire contemplated term of the Obligation so that the interest rate is uniform throughout the entire term of the Obligation; provided, however, that if the Obligation is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Amount, Lenders shall refund to Company the amount of such excess or credit the amount of such excess against the total principal amount owing, and, in such event, no Lender shall be subject to any penalties provided by any Laws for contracting for, charging or receiving interest in excess of the Maximum Amount. This Section shall control every other provision of all agreements among the

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

parties to this Agreement pertaining to the transactions contemplated by or contained in the Loan Papers.

    Section 10.16 AMENDMENT, RESTATEMENT AND RENEWAL. This Agreement is a renewal, amendment and restatement of the Original Credit Agreement (which was an amendment, restatement and renewal of that certain Promissory Note, dated August 3, 1992), and, as such, except for the "Obligations" as defined in the Original Credit Agreement (which shall survive, be renewed and restated by the terms of this Agreement), all other terms and provisions supersede in their entirety the Original Credit Agreement. Company hereby agrees to notify (a) the Subordinated Debt Trustee of this amendment, restatement and renewal of the Original Credit Agreement and designate the Obligations hereunder as Senior Indebtedness (as defined in the Subordinated Debt Indenture), and (b) the Senior Notes Trustee of this amendment, restatement and renewal of the Original Credit Agreement and designate the Obligations hereunder as Senior Indebtedness (as defined in the Senior Notes Indenture). The Lenders and the Administrative Lender each hereby agrees to release each guaranty that was executed by any Subsidiary prior to the Closing Date (which guarantied debt under the Original Credit Agreement).


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                                     -56-

    IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement effective as of the date first above written.


                                       MICHAELS STORES, INC.


                                       By:    /s/ Kristen L. Magnuson
                                           ----------------------------------
                                            Kristen L. Magnuson
                                            Vice President - Finance and
                                            Business Planning

SPECIFIED PERCENTAGE:
      18.0000%                         NATIONSBANK OF TEXAS N.A., as
                                       Administrative Lender, and individually
Address:                               as a Lender
901 Main Street
67th Floor
Dallas, TX  75202
Attn:  Delaney A. Burgdoerfer          By:  /s/ Delany A. Burgdoerfer
Phone:   (214) 508-9394                    ----------------------------------
Fax:     (214) 508-0980                      Delaney A. Burgdoerfer
                                             Vice President


SPECIFIED PERCENTAGE:
      17.0000%                         BANK OF AMERICA ILLINOIS, as Co-Agent,
                                       and individually as a Lender
Address:
Three Allen Center, Suite 4550
Houston, Texas  77002-4103             By:  /s/ W. Thomas Barnett
Attn:  W. Thomas Barnett                   ----------------------------------
Phone:   (713) 651-4906                Its:  Vice President
Fax:     (713) 651-4841                    ----------------------------------

with a copy to:
231 South LaSalle
Chicago, Illinois  60697
Attn:    Paul Youmara
Phone:   (312) 828-6574
Fax:     (312) 974-9626


SPECIFIED PERCENTAGE:
      15.0000%                         CREDIT LYONNAIS NEW YORK BRANCH,
                                       as a Lender
Address:
2200 Ross Avenue
Suite 4400W                            By:  /s/ Jacques Yves Mulliez
Dallas, Texas  75201                       ----------------------------------
Attn:  Tim O'Connor                    Its:  Senior Vice President
Phone:   (214) 220-2300                    ----------------------------------
Fax:     (214) 220-2323


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

SPECIFIED PERCENTAGE:
      15.0000%                         WELLS FARGO BANK (TEXAS), N.A.,
                                       as a Lender
Address:
1445 Ross Avenue
Third Floor
Dallas, Texas  75202                   By:  /s/ Susan Coulter
Attn:  Susan Coulter                       ----------------------------------
Phone:   (214) 740-1518                Its:  Vice President
Fax:     (214) 740-1543                    ----------------------------------


SPECIFIED PERCENTAGE:
      15.0000%                         MELLON BANK, N.A., as a Lender

Address:
One Mellon Bank Center
Room 4535                              By:  /s/ Marc T. Kennedy
Pittsburgh, Pennsylvania  15258-0001       ----------------------------------
Attn:  Marc T. Kennedy                 Its:  AVP
Phone:   (412) 234-1942                    ----------------------------------
Fax:     (412) 236-1914


SPECIFIED PERCENTAGE:
       10.0000%                        UNITED STATES NATIONAL BANK OF OREGON,
                                       as a Lender
Address:
555 S.W. Oak, Suite 400
Portland, OR  97204                    By:  /s/ Nathan Rosenbaum
Attn:  Nathan Rosenbaum                    ----------------------------------
Phone:   (503) 275-3475                Its:  Vice President
Fax:     (503) 275-4267                    ----------------------------------


SPECIFIED PERCENTAGE:
       10.0000%                        THE FIRST NATIONAL BANK OF BOSTON,
                                       as a Lender
Address:
100 Federal Street
Mail Stop 1-09-05                      By:  /s/ Judith A.E. Kelly
Boston, MA  02110-1802                     ----------------------------------
Attn:                                  Its:  Vice President
Bethann R. Halligan                        ----------------------------------
Phone:   (617) 434-0144
Fax:     (617) 434-0630


                                     -58-